SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)


Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ X ]  Preliminary Proxy Statement              [   ]  Confidential, for Use of
                                                       the Commission Only
                                                       (as permitted by Rule
                                                       14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to 240.14a-11(c) or
       240.14a-12

                       Vinings Investment Properties Trust
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):
[   ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[   ]          Fee paid previously with preliminary materials:

[ X ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

               Schedule 13E-3 filed by the Registrant on May 21, 2001.

                                         Preliminary Copy, Subject to Completion
                                                             Dated July 16, 2001



                       VININGS INVESTMENT PROPERTIES TRUST

                        2839 PACES FERRY ROAD, SUITE 1170
                                ATLANTA, GA 30339
                                 (770) 984-9500





                                                                   July __, 2001


Dear Shareholder:


     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Vinings Investment Properties Trust to be held on ________, __________, 2001, at 10:00 a.m., local time, at 2839 Paces Ferry Road, Suite 1170, Atlanta, GA 30339.

     The annual meeting has been called for the purpose of considering and voting upon (1) the ratification of a 1-for-1,000 reverse share split of Vinings' common shares of beneficial interest and Series A Convertible Preferred Shares of beneficial interest, (2) the approval of amendments to the Certificate of Designation relating to the terms of the preferred shares, (3) the election of five trustees, each to serve for a one year term and until the election and qualification of his or her successor, and (4) such other business as may properly come before the meeting or any adjournments or postponements thereof. The reverse share split should provide Vinings the option to terminate its reporting requirements under the Securities Exchange Act of 1934.


     The Board of Trustees has fixed the close of business on July 27, 2001 as the record date for determining shareholders entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements thereof.


     The Board of Trustees recommends that you vote "FOR" the proposal to ratify the reverse share split, "FOR" the proposal to approve the amendments to the Certificate of Designation relating to the terms of the preferred shares, and "FOR" the election of the five nominees of the Board of Trustees as trustees.


     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.



                                   Sincerely,

                                   PETER D. ANZO
                                   President and Chief Executive Officer

                                         Preliminary Copy, Subject to Completion
                                                             Dated July 16, 2001



                       VININGS INVESTMENT PROPERTIES TRUST


                        2839 PACES FERRY ROAD, SUITE 1170
                                ATLANTA, GA 30339
                                 (770) 984-9500
                                 --------------


                                    NOTICE OF
                       2001 ANNUAL MEETING OF SHAREHOLDERS


                 TO BE HELD ON _________, _______________, 2001


                                 --------------


     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Vinings Investment Properties Trust will be held on _______, ____________, 2001, at 10:00 a.m., local time, at 2839 Paces Ferry Road, Suite 1170, Atlanta, Georgia 30339, for the purpose of considering and voting upon:

     1. The ratification of a 1-for-1,000 reverse share split of Vinings' common shares of beneficial interest, without par value, and Series A Convertible Preferred Shares of beneficial interest, par value $.01 per share;

     2. The approval of amendments to the Certificate of Designation relating to the terms of the preferred shares;

     3. The election of five trustees, each to serve for a one year term and until the election and qualification of his or her successor; and

     4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.


     The implementation of each of Proposal 1 and Proposal 2 is conditioned upon receipt of shareholder approval for both proposals.


     Under the provisions of Vinings' Third Amended and Restated Declaration of Trust, as amended, the Board of Trustees has fixed the close of business on July 27, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only holders of record of common shares and preferred shares of Vinings at the close of business on that date will be entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements thereof.

                                    By Order of the Board of Trustees,


                                    STEPHANIE A. REED
                                    Secretary


JULY __, 2001

     WHETHER  OR NOT YOU PLAN TO ATTEND THE  ANNUAL  MEETING IN PERSON,  YOU ARE
REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                         Preliminary Copy, Subject to Completion
                                                             Dated July 16, 2001



                       VININGS INVESTMENT PROPERTIES TRUST


                        2839 PACES FERRY ROAD, SUITE 1170
                                ATLANTA, GA 30339
                                 (770) 984-9500



                                 --------------

                                 PROXY STATEMENT

                                 --------------


                       2001 ANNUAL MEETING OF SHAREHOLDERS


                   TO BE HELD ON ________, ____________, 2001

     This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Trustees of Vinings Investment Properties Trust ("Vinings" or the "Trust") for use at Vinings' 2001 Annual Meeting of Shareholders to be held on _________, __________, 2001, at 10:00 a.m., local time, at 2839 Paces Ferry Road, Suite 1170, Atlanta, Georgia 30339, and any adjournments or postponements thereof.


     At the annual meeting, the shareholders of Vinings will be asked to consider and vote upon the following matters:


     1. The ratification of a 1-for-1,000 reverse share split of Vinings' common shares of beneficial interest, without par value, and Series A Convertible Preferred Shares of beneficial interest, par value $.01 per share;

     2. The approval of amendments to the Certificate of Designation relating to the terms of the preferred shares, which approval is a condition to the implementation of the reverse share split;

     3. The election of five trustees, each to serve for a one year term and until the election and qualification of his or her successor; and

     4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Notice of Annual Meeting, Proxy Statement and proxy card are first being mailed to shareholders of Vinings on or about July __, 2001 in connection with the solicitation of proxies for the annual meeting. The Board of Trustees has fixed the close of business on July 27, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting. Only holders of record of common shares and preferred shares of Vinings at the close of business on the record date will be entitled to receive notice of and to vote at the annual meeting. As of July 27, 2001, there were [1,100,487] common shares and 1,988,235 preferred shares outstanding and entitled to vote at the annual meeting. Each common share outstanding as of the close of business on the record date entitles the holder of the share to one vote on each matter properly submitted at the annual meeting. Each preferred share outstanding as of the close of business on the record date entitles the holder of the share to one vote on each of Proposals 1 and 2 only.

     The Annual Report on Form 10-K of Vinings, including financial statements for the fiscal year ended December 31, 2000, is being mailed to shareholders of Vinings concurrently with this Proxy Statement.


                                ---------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DISCUSSED IN PROPOSAL 1 OR PROPOSAL 2, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS, OR DETERMINED THAT THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                               SUMMARY TERM SHEET
                               ------------------

     The material terms of the reverse share split transaction are as follows:

o The Board of Trustees has authorized a 1-for-1,000 reverse share split of Vinings' common shares of beneficial interest and Series A Convertible Preferred Shares of beneficial interest, and recommends that all shareholders vote to ratify the decision of the Board to effect the reverse share split. See also the information under the caption "Proposal 1--Special Factors--Background of Reverse Share Split Proposal" in this Proxy Statement.

o A special committee of the Board of Trustees comprised solely of non-employee trustees who are disinterested in the reverse share split, as well as the full Board of Trustees, voted unanimously in favor of the reverse share split. See also the information under the caption "Proposal 1--Special Factors--Fairness of Reverse Share Split Proposal" in this Proxy Statement.

o The Board of Trustees retained Ronald Whitman Weiss to serve as its financial advisor and to render a fairness opinion in connection with the reverse share split. See also the information under the caption "Proposal 1--Special Factors--Fairness of Reverse Share Split Proposal" in this Proxy Statement.

o The Board of Trustees has deemed advisable and unanimously approved amendments to the Certificate of Designation Classifying and Designating a Series of Preferred Shares as Series A Convertible Preferred Shares of Vinings, which will have the effect of preserving the current dividend rights and liquidation preference of the preferred shares after giving effect to the reverse share split. The approval of the First Amendment to the Certificate of Designation is a condition to the implementation of the reverse share split and will only become effective in the event Vinings' shareholders ratify the reverse share split. See also the information under the caption "Proposal 2--Amendments to the Certificate of Designation Relating to the Series A Convertible Preferred Shares" in this Proxy Statement.

o The reverse share split will not become effective until the proposals to ratify the Board's decision to effect the reverse share split and to approve the First Amendment to the Certificate of Designation are approved by the requisite number of Vinings' shareholders and until the First
     Amendment to the Certificate of Designation has been filed with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston. See also the information under the caption "General Information--Voting" in this Proxy Statement.

o Once the reverse share split becomes effective, shareholders will receive one new common share or preferred share for each 1,000 common shares or preferred shares, respectively, that they may own at that time. Shareholders who hold fewer than 1,000 common shares or who do not hold common shares in an even multiple of 1,000 will receive a cash payment for those shares which would otherwise be combined into a fraction of a share based on a pre-split valuation of $3.20 per share. Shareholders who do not hold preferred shares in an even multiple of 1,000 will receive a fraction of a new preferred share. See also the information under the caption "Proposal 1--Structure of Reverse Share Split" in this Proxy Statement.

o The reverse share split is not expected to affect Vinings' current business plan or operations, except for the anticipated cost savings resulting from the cessation of reporting under the Securities Exchange Act of 1934. See also the information under the captions "Proposal 1--Special Factors--Purpose and Reasons for Reverse Share Split Proposal" and "Proposal 1--Conduct of Vinings' Business after Reverse Share Split" in this Proxy Statement.

o If the reverse share split is ratified and implemented, Vinings expects to cease public registration of its common shares and to cease filing periodic reports with the SEC. However, the Board has reserved the right to maintain registration, even after implementing the reverse share split, if it deems that continued registration is in the best interests of Vinings and its shareholders at that time. See also the information under the caption "Proposal 1--Intention to Terminate Public Registration" in this Proxy Statement.

o Vinings expects that the reverse share split will be treated as a tax-free "recapitalization" of Vinings for federal income tax purposes. However, those holders who receive a cash payment in lieu of fractional common shares or who are deemed to have received a distribution will recognize income. See the information under the caption "Proposal 1--Material Federal Income Tax Consequences" in this Proxy Statement.

o There are no appraisal rights for any shareholder who dissents from ratifying the reverse share split under Vinings' governance documents or under the statute governing Massachusetts business trusts. See also the information under the caption "Proposal 1--Dissenters' Rights; Escheat Laws" in this Proxy Statement.

                               GENERAL INFORMATION

VOTING
------

     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote at the annual meeting is necessary to provide a quorum at the annual meeting. Each share outstanding on the record date is entitled to one vote on each proposal on which it is entitled to be cast.

     Under the power given to the Board of Trustees by Section 6.1 of Vinings' Declaration of Trust, the Board voted to approve the reverse share split of Vinings' common shares of beneficial interest and Series A Convertible Preferred Shares. The effectiveness of the reverse share split and the effectiveness of the proposed amendments to the Certificate of Designation are conditioned upon the approval by Vinings' shareholders of both proposals by the following votes of the shareholders:


o The affirmative vote of a majority of the votes entitled to be cast by common shareholders of record at the annual meeting; and

o the affirmative vote of a majority of the votes entitled to be cast by preferred shareholders of record at the annual meeting, voting as a separate class.


     If both proposals are ratified by Vinings' shareholders, the reverse share split will become effective only upon the filing of the First Amendment to the Certificate of Designation relating to the preferred shares with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston.

     In addition, the affirmative vote of a majority of the votes cast at the annual meeting is required to elect trustees. Holders of preferred shares are not entitled to vote on the election of trustees and there is no cumulative voting.

     Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote those shares and the broker or nominee does not have discretionary voting power to vote those shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to Proposals 1 and 2, abstentions and broker non-votes will have the same effect as votes against the proposals. With respect to the election of trustees, votes may be cast in favor of or withheld from each nominee. Therefore, abstentions and broker non-votes will have no effect on the election of trustees.

     Peter D.  Anzo,  Chairman  of the Board of  Trustees,  President  and Chief
Executive Officer of Vinings, is the owner of a majority of Vinings' common shares, holding 59% as of the date of this Proxy Statement. Mr. Anzo does not currently own any preferred shares. Mr. Anzo has stated that he intends to be present at the annual meeting and to vote in favor of each of the proposals as recommended by the Board of Trustees. Because only the holders of common shares are entitled to vote on Proposal 3 and because Mr. Anzo is the owner of a majority of the common shares, all of the nominees for election to the Board of Trustee will be elected.

     The members of the Board of Trustees and executive officers (other than Mr.
Anzo) of Vinings own an aggregate of approximately 32% of the outstanding preferred shares. Each has expressed an intention to vote in favor of Proposal 1 and Proposal 2.


PROXIES; REVOCATION OF PROXIES
------------------------------


     Shareholders of Vinings are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. Shares represented by properly executed proxies received by Vinings and not revoked will be voted at the annual meeting in accordance with the instructions contained in the proxies. If instructions are not given on a properly executed proxy card, proxies will be voted "FOR" the ratification of the reverse share split described in Proposal 1, "FOR" the amendments to the Certificate of Designation described in Proposal 2 and "FOR" the election of the five nominees for trustees set forth in Proposal
3. Vinings does not anticipate that any matters other than those set forth in this Proxy Statement will be presented at the annual meeting. If other matters are presented at the meeting for which notice was not received by the Trust a reasonable period of time prior to the mailing of this Proxy Statement, then proxies will be voted on those matters in accordance with the discretion of the proxy holders.


     Any properly completed proxy may be revoked at any time before it is voted (without, however, affecting any vote taken prior to the revocation) by giving written notice of the revocation to the Secretary of Vinings, or by signing and duly delivering a proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy.


EXPENSES OF SOLICITATION
------------------------


     Vinings will bear all expenses of this solicitation. Vinings requested brokerage firms, nominees, fiduciaries and other custodians to forward proxy solicitation materials to the beneficial owners of shares held of record by them, and Vinings will reimburse these brokerage firms, nominees, fiduciaries and other custodians for reasonable out-of-pocket expenses incurred by them in connection with the solicitation. In addition to solicitation of proxies by mail, trustees, officers and employees of Vinings, without receiving additional compensation for doing so, may solicit proxies from shareholders of Vinings by telephone, facsimile and letter and in person.


FORWARD-LOOKING STATEMENTS
--------------------------

     This Proxy Statement contains forward-looking statements. These forward-looking statements include discussions of expectations concerning future operations, profitability, liquidity and capital resources and the expected effects on Vinings and its shareholders if the reverse share split is implemented. You can identify these forward-looking statements by our use of the words "expects," "estimates," "believes," "plans," "anticipates" or similar expressions. Vinings' actual results could differ materially from those expressed or implied by the forward-looking statements as a result of known and unknown risks, uncertainties and other factors. Factors that might cause such a difference include the following: uncertainties as to the cost savings to be realized after ceasing public registration of the common shares; limited marketability of the securities after ceasing public registration of the common shares; the inability of Vinings to identify properties for acquisition; the inability of Vinings to continue to acquire properties in the future; the less than satisfactory performance of any property that might be acquired by Vinings; the inability to access the capital markets in order to fund Vinings' growth and expansion strategy; the cyclical nature of the real estate market generally and in Georgia, Mississippi and the surrounding southeastern states in particular; the national economic climate; the local economic climate in Georgia, Mississippi and the surrounding southeastern states; the local real estate conditions and competition in Georgia, Mississippi and the surrounding southeastern states; and the ability of Vinings to generate sufficient cash flow to pay the entire preferred distribution. There can be no assurance that, as a result of the foregoing factors, Vinings' growth and expansion strategy will be successful or that the business and operations of Vinings will not be adversely affected thereby.

     Vinings notes, however, that the safe harbor for forward-looking statements provided by Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act is not available for forward-looking statements made in connection with the reverse share split proposal because that proposal is a "going private transaction" under the rules issued under those acts.


                                   PROPOSAL 1:
                               REVERSE SHARE SPLIT

SPECIAL FACTORS
---------------

     BACKGROUND OF REVERSE SHARE SPLIT PROPOSAL

     Prior to February 1996, Vinings was a publicly-traded mortgage real estate investment trust whose original plan was to liquidate within approximately ten years. The trustees at that time proceeded with the orderly liquidation and distribution of proceeds to the shareholders. In February 1996, with the prior board's approval, current management of Vinings completed a tender offer to acquire control of Vinings in order to rebuild its assets by expanding into the multifamily real estate markets. Management intended to take advantage of the benefits of the public markets in order to raise capital to finance acquisitions of additional assets. While Vinings has had some limited success in its expansion strategy, beginning in 1998 the market conditions for public real estate investment trusts limited Vinings' ability to raise equity and since then the Trust has not achieved the growth or returns that it originally planned. Vinings has continued, however, to incur the costs associated with being a public company. Therefore in early 1999, the Board of Trustees instructed management to reduce Vinings' corporate overhead costs by all reasonable measures.

     Management began focusing on ways to decrease recurring corporate overhead expenses. For example, by year-end 1999, Vinings had (1) replaced its independent public accountants, which reduced audit fees by approximately $32,000 in fiscal year 2000, (2) reduced corporate communications expense by replacing formal annual reports with a printed copy of the Trust's annual report on Form 10-K, saving approximately $22,000 in fiscal year 2000, (3) implemented cost cutting measures to reduce general administrative and office expense by approximately $19,000 in fiscal year 2000, and (4) reduced trustee meeting expenses (e.g., travel related expenses) by conducting more of the meetings telephonically, thereby saving $17,000 in fiscal year 2000.

     Because of the Trust's inability to raise public equity, the Board also began to consider alternative means to enhance shareholder value. One alternative was to continue acquisitions by raising equity through private offerings. However, in attempting to raise the necessary equity to finance acquisitions and following discussions with private investors, it soon became evident that many private investors did not want to invest in a public company due to the many disclosure and other legal requirements imposed on public companies. While Vinings intends to continue its operations and expansion strategy by raising private debt and equity from time to time, the Board believes that continued growth will be slow as long as Vinings remains a public company.

     The Board also authorized management to explore sale and merger possibilities with other real estate companies. Mr. Anzo talked informally with a number of companies in the real estate industry to determine the level of interest regarding possible business combinations with the Trust. After numerous contacts, further discussions materialized with only one small real estate investment trust, and in September 1999 Mr. Anzo and two other trustees met with that company to discuss a possible transaction. However, after only preliminary discussions, the other company informed Vinings that it did not want to continue discussions with Vinings at that time.

     The Board also considered a possible liquidation of the Trust and reviewed analyses reflecting estimated valuations of Vinings' real estate assets. The Board agreed that by selling individual assets the Trust would be likely to incur substantially higher sales costs than if the communities were sold together as a portfolio. However, the Board also believed that any potential investor looking at the portfolio in a liquidation scenario would offer a below fair market value price. The Board felt that due to the uncertainty of the time necessary to complete a liquidation, as well as the uncertainty as to the ultimate costs involved and proceeds to be received in a liquidation, the shareholders would not likely receive the highest value for their shares. The Board believed that a higher value would likely be realized if Vinings were to engage in a business combination involving the Trust as a whole rather than to sell the underlying assets.

     At the May 1, 2000 Board meeting, Mr. Anzo informed the Board that he had spoken with a number of industry professionals regarding their possible interest in a transaction with Vinings. Based on those preliminary discussions and the limited interest expressed by third parties, the Board concluded that it was not likely that an acceptable transaction involving the Trust could be completed at that time. However, the Board encouraged Mr. Anzo to hold discussions in the future with any interested parties.

     At the June 6, 2000 Board meeting, the Board reviewed Vinings' revised operating budget. Mr. Anzo explained to the Board that, while management was continuing to implement as many cost savings measures as possible, a large portion of Vinings' corporate overhead was associated with the SEC's periodic reporting requirements for public companies. At the meeting, management reviewed with the Board a general summary of the requirements for a company to effect a "going private transaction," which would enable Vinings to cease public registration of its common shares and the associated SEC reporting requirements. Members of management explained that in order to "go private" and eliminate these costs, the Trust would have to reduce the number of common shareholders of record to fewer than 300. The Board instructed management to further investigate the process required to effect a "going private transaction."

     The Board next met on June 14, 2000. At that meeting, the Board discussed the various means of accomplishing a "going private transaction," including a tender offer, merger, reverse share split and recapitalization, and the processes associated with effecting those types of transactions. Because Vinings had previously explored possible business combinations, the possibility of engaging in a merger or similar transaction was not considered likely. The Board also discussed the possibility of a tender offer. Management reviewed the process by which the February 1996 tender offer was accomplished and the costs associated with that tender offer.

     The Board then discussed the possibility of a reverse share split. Management explained that a specified number of outstanding shares (e.g., 1,000) would be combined into a lesser number of shares (e.g., one) and cash would be paid in lieu of issuing fractional common shares that would otherwise result from the combination. The split ratio would be set so that following the split there would remain fewer than 300 common shareholders of record. The Board also discussed the fact that Vinings' Declaration of Trust authorizes the Board of Trustees to effect a reverse share split without shareholder approval. The Board agreed, however, that if it determined to pursue any type of a going private transaction, it would prefer to hold a shareholders meeting in order to ensure that shareholders receive an opportunity to voice their opinions on the transaction.

     Based on the discussions held at that meeting, the Board concluded that the costs of effecting a tender offer would be several times higher than the costs of effecting a reverse share split. In addition, after incurring the increased costs of a tender offer, Vinings could not be assured that a sufficient number of shareholders would tender their shares so that the remaining number of shareholders of record would be fewer than 300. The Board then discussed the various methods of valuing the price at which the fractional common shares resulting from the reverse share split would be purchased, including obtaining an independent fairness opinion, using an average of the trading value of the shares over a selected number of days and appraisals of the underlying assets. Management agreed to obtain an estimate of the cost of an independent fairness opinion as well as additional information on the mechanics of implementing a reverse share split. The Board also discussed estimated cost savings.

     The Board met again on June 26, 2000 to resume discussions regarding the possibility of a reverse share split. Stephanie A. Reed, the Vice President and a trustee of Vinings, reviewed an analysis of the Trust's shareholders of record and the securities position listing as of May 26, 2000. The Board discussed the number of shares that would need to be combined in a reverse share split to ensure that fewer than 300 shareholders of record would remain after the split. The Board also discussed a proposal received from a financial advisory firm regarding the possibility of rendering a fairness opinion in connection with a going private transaction and the costs associated with rendering the opinion. In addition, Mr. Anzo stated that he had spoken with several other firms regarding the cost of obtaining a fairness opinion and had received rough estimates ranging from $100,000 to $250,000. The trustees agreed that while they were unsure as to the necessity of obtaining a fairness opinion and its relationship to the value of Vinings and the underlying assets, they did not feel that the costs were justifiable at that time for a company of Vinings' size.

     The Board met again on July 18, 2000. Mr. Anzo discussed advice from counsel regarding the necessity and advisability of obtaining a fairness opinion in connection with a going private transaction and the necessity and advisability of appointing a special committee of disinterested trustees to review the transaction. Mr. Anzo explained that while obtaining a fairness opinion was advisable, one was not required in connection with a reverse share split. He also explained that it would be advisable to appoint a special committee comprised solely of disinterested trustees to review the fairness of the transaction and to make a recommendation to the Board.

     Mr. Anzo also informed the Board at the July 18, 2000 meeting that he had received another proposal from a financial advisory firm to provide a fairness opinion for the Trust at a cost of approximately $80,000. While the Board felt this fee was more reasonable than others it previously received, it still believed that these costs were excessive for Vinings and agreed to temporarily postpone a decision regarding a fairness opinion or any other matters regarding a possible reverse share split until further investigation was completed.

     Following the July 18, 2000 Board meeting, Mr. Anzo continued to confidentially discuss Vinings with associates in the industry and in late September 2000, while attending a National Multi Housing Council meeting, he discussed Vinings with a colleague from a national real estate company that had recently completed a going private transaction. This colleague informed Mr. Anzo that his company had retained Ronald Whitman Weiss to render a fairness opinion in connection with his company's going private transaction. He recommended Mr. Weiss and suggested that Mr. Anzo contact Mr. Weiss regarding Vinings.

     In October 2000, Mr. Anzo contacted Mr. Weiss, reviewed his credentials and received a proposal from Mr. Weiss to provide a fairness opinion for Vinings at a cost of $50,000. Mr. Anzo contacted the Board members regarding this new proposal. The Board agreed that the amount of this fee was more reasonable in light of the size of the Trust and the type of transaction that the Board was considering. The Board also agreed that obtaining a fairness opinion was advisable in connection with any of the alternatives being considered by Vinings.

     On November 1, 2000, Vinings engaged Ronald W. Weiss to serve as financial advisor to Vinings in connection with a possible transaction and to render an opinion to the Board as to the fairness, from a financial point of view, of the consideration to be paid in that transaction.

     Between November 1, 2000 and December 15, 2000, Mr. Weiss compiled and reviewed information regarding the Trust that he believed was necessary in order to render the opinion. Mr. Weiss then rendered a fairness opinion as of December 15, 2000 and submitted the opinion to the Board of Trustees, which stated that the estimated fair value of the common shares was $3.25 per share. Management requested that Goodwin Procter LLP, Vinings' securities counsel, advise them as to the filing requirements and timing issues involved if the Trust were to move forward with a going private transaction by means of a reverse share split.

     On February 8, 2001, the Board of Trustees once again discussed the anticipated effects and benefits of a possible reverse share split of Vinings' common shares and preferred shares. Because the preferred shares are convertible into common shares on a one-for-one basis, the trustees agreed that any reverse share split should be made with respect to both the common and preferred shares. Mr. Anzo recommended that it would be prudent to appoint a special committee comprised solely of non-employee trustees to review a possible reverse share split and to recommend to the full Board of Trustees whether the transaction would be fair to and in the best interests of all the shareholders. The Board then appointed John A. Christy and Phill D. Greenblatt to serve as members of the special committee to evaluate the transaction.

     The Board discussed the process for implementing a reverse share split as it had been described to management by Goodwin Procter LLP. Ms. Reed once again reviewed with the Board the existing list of shareholders of record. She stated that a more recent shareholder list and a non-objecting beneficial owner list had been requested in order to better determine the number of shares that would need to be combined in a reverse share split to result in Vinings having fewer than 300 common shareholders of record. Ms. Reed explained that once the special committee reviewed the information relating to the transaction and made a recommendation to the Board, the Board would vote on the transaction. If the transaction was approved, a proxy statement and a Schedule 13E-3 would be drafted and filed with the SEC. The Board discussed the disclosures that would be required in these SEC filings. The Board also discussed the fact that the proposed transaction, if approved, could be presented at the 2001 annual meeting and included in the proxy statement relating to that meeting, thereby saving the cost of holding a special shareholders meeting.

     The special committee requested that management compile additional information for its review, including revisions of the estimates of value for the real estate portfolio and estimates of the associated legal, accounting and financial advisory costs that would likely be incurred in connection with implementing a reverse share split. The special committee also requested that Mr. Weiss update his fairness opinion for any events or conditions occurring since December 15, 2000.

     Mr. Anzo contacted Mr. Weiss regarding an updated opinion and Mr. Weiss agreed to render an updated fairness opinion for $5,000. Because December 31, 2000 year-end financial statements were not available at the time Mr. Weiss rendered his original fairness opinion as of December 15, 2000, his review was based in some part on estimates and budgets. Audited December 31, 2000 information was subsequently forwarded to Mr. Weiss, as well as revised valuation estimates based on financial information as of December 31, 2000. Based on his review of the additional information, RWW revised his original December 15, 2000 estimate of per share value of $3.25 to a lower range of $2.66 to $3.25 per share. This produced an average per share value of approximately $3.00 as of December 31, 2000. RWW concluded that $3.00 per share was a fair and reasonable value for the Trust's common shares based upon his analyses, which are described in "Proposal 1--Special Factors--Fairness of Reverse Share Split Proposal--Fairness Opinion."

     After careful review of all of the information, which is more fully described in "Proposal 1--Special Factors--Fairness of Reverse Share Split
Proposal," on April 26, 2001 the special committee unanimously approved a 1-for-1,000 reverse share split of the Trust's common shares and preferred shares, and on May 4, 2001 recommended the reverse share split to the full Board. The committee also recommended that $3.20 per share be the pre-split value to be paid for the fractional common shares resulting from the reverse share split.

     At the May 4, 2001 Board meeting, the special committee reviewed with the Board the analyses provided in the fairness opinion and by management. The Board discussed the historical and current trading prices of Vinings' shares. They reviewed revised estimated valuation analyses based on actual operations, including recent valuations as of April 30, 2001. The Board concluded that due to declining occupancies in some markets, the valuations had in fact not increased but had decreased as indicated by the revised fairness opinion dated as of March 8, 2001. Notwithstanding the decrease and because the reverse share split was a going private transaction, the special committee and the Board believed that the value selected should be near the high end of the range of values derived for the Trust. Accordingly, the special committee and the Board selected $3.20 per common share as the pre-split value to be paid for the fractional common shares resulting from the reverse share split. The special committee reviewed with the Board the shareholder analyses used to determine the ratio of shares that should be combined in order to have the smallest possible number of common shareholders of record after the reverse share split. They reviewed again the projected cost savings associated with the termination of its public reporting requirements as well as the costs associated with the going private transaction. The Board also discussed the source of funds to pay for the costs of the transaction and determined that there would be sufficient proceeds from the refinancing of the existing mortgage loan on one of Vinings' communities after paying in full the balance due on the existing mortgage loan and all costs of the refinancing. The source of funds for the payment of cash in lieu of fractional common shares is more fully described in "Proposal 1--Source of Funds."

     Management then outlined the specific items that would be included in the proxy statement, including amendments to the Certificate of Designation relating to the terms of the preferred shares. Management explained that the amendments to the Certificate of Designation would have the effect of preserving all of the economic and other rights of the holders of preferred shares after giving effect to the reverse share split and would therefore be a condition to implementing the reverse share split. Likewise, the amendments to the Certificate of Designation would only become effective if the reverse share split is ratified by Vinings' shareholders. Because the preferred shares are not publicly registered or traded, and because of the rights, preferences and privileges of the preferred shares, the Board decided that Vinings should issue fractional preferred shares, as necessary, after giving effect to the reverse share split.

     After all discussions regarding the proposal, the full Board adopted a resolution to effect a 1-for-1,000 reverse share split of Vinings' common shares and preferred shares and approved the First Amendment to the Certificate of Designation because it believed that the reverse share split was advisable and in the best interests of the Trust and its affiliated and unaffiliated shareholders.

     The Board of Trustees is seeking the ratification of its decision to effect the reverse share split. If the shareholders ratify the reverse share split and approve the amendments to the Certificate of Designation, the reverse share split is expected to become effective as soon as practicable following the date of the annual meeting upon the filing of the First Amendment to the Certificate of Designation relating to the preferred shares with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston. The date of the filing of the First Amendment will be determined in the sole discretion of the Board of Trustees. Please note that we refer herein to our shareholders whose shares are registered in their own names as registered shareholders.

     The reverse share split is structured to be a "going private" transaction within the meaning of Rule 13e-3 under the Exchange Act because it is intended to, and, if completed, will likely result in the termination of Vinings' reporting requirements under the Exchange Act. In connection with the reverse share split proposal, Vinings and Peter D. Anzo, who is an affiliated shareholder who owns 59% of the outstanding common shares of the Trust, have jointly filed with the SEC a Schedule 13E-3 in accordance with Rule 13e-3 under the Exchange Act.

     PURPOSE AND REASONS FOR REVERSE SHARE SPLIT PROPOSAL


     The purpose of the reverse share split is to attempt to maximize shareholder value by providing Vinings the option to terminate its reporting requirements under the Exchange Act and thereby reduce expenses. There are many advantages to being a publicly-traded company, including security liquidity and use of company securities to raise capital or make acquisitions. In the judgment of the Board, however, the pricing trends and trading volume of the common shares have not allowed Vinings to effectively take advantage of these benefits, at least to the extent of justifying the continuing direct and indirect costs of public registration. Furthermore, because of the limited public float of the common shares and the Trust's recent performance, the Board does not believe that the common shares' pricing trends and trading volume will improve significantly in the near term. In addition, the Board believes that management has reduced corporate overhead as much as possible and the majority of the corporate costs remaining are those associated with being a public company. These costs will only continue to increase. The Board believes it has appropriately examined all other reasonable alternatives available to the Trust and as a result is proposing the reverse share split at this time. Accordingly, the Board recommends that Vinings' shareholders ratify the reverse share split to achieve this purpose for these reasons and the reasons set forth below.

     As a registered company, Vinings is subject to the periodic reporting and proxy solicitation requirements of the Exchange Act. Vinings anticipates that the purchase of the fractional common shares following the reverse share split will reduce the number of registered holders of common shares to fewer than 300. If this occurs, Vinings may elect to cease registration of its common shares under the Exchange Act.

     Vinings incurs direct and indirect costs associated with the filing and reporting requirements imposed on public companies by the Exchange Act. Examples of anticipated direct cost savings from terminating registration of the common shares include the elimination of costs for a registrar and transfer agent for Vinings' shares, substantially less complicated disclosure, reduced professional and advisory fees, reduced auditing fees, reduced insurance costs, reduced printing and mailing costs for corporate communications, and reduced miscellaneous, clerical and other expenses (e.g., the word processing, specialized software and electronic filings associated with SEC filings).

     Vinings' direct costs associated with routine SEC filing and reporting requirements were approximately $160,000 or 41% of Vinings' corporate overhead expense in 2000. These expenses consisted of the following:

       Audit Fees                                   $ 35,000
       Securities Counsel                             40,000
       Director & Officers Insurance                  52,000
       Corporate Communications                       15,000
       Transfer Agent Fees                            13,000
       SEC Filing Fees & Miscellaneous                 5,000
                                                    ---------
                                                    $160,000
                                                    =========

     Although the direct costs associated with SEC filing and reporting requirements have been higher than $160,000 in years prior to 2000, the Trust believes that the costs incurred in 2000 are a reasonable estimate for the recurring annual cost savings that should result from the reverse share split and the subsequent termination of public registration. Estimates of the annual savings to be realized if the reverse share split is implemented are based upon
(1) the actual costs to the Trust of the services and disbursements in each of the above categories that are reflected in its recent historical financial statements and (2) management's estimates of the portion of the expenses and disbursements in each category believed to be solely or primarily attributable to the Trust's public company status. In some instances management's estimates are based on information provided by third parties or upon verifiable assumptions. For example, the Trust's auditors have informed the Trust that there will likely be a reduction in auditing fees if the Trust ceases to be public, legal reviews of SEC filings will not be needed if the Trust no longer files reports with the SEC and transfer agent fees will be eliminated because the Trust will perform transfer agent duties on its own. Other estimates were more subjective. For example, Vinings expects lower printing and mailing costs as a result of less complicated disclosure required by its private status, fewer trustees' meetings (and the resulting reduction in outside trustees' fees and expenses), and the reduction in direct miscellaneous clerical and other expenses and elimination of the charges of brokers and banks in forwarding materials to beneficial holders.

     The amounts set forth above, however, are only estimates, and the actual savings to be realized by Vinings following the reverse share split may be higher or lower than these estimates. Vinings expects that the majority of its estimated savings will not be realized until after the fiscal year ending December 31, 2001.

     Vinings also considered and will continue to consider the need to protect the confidentiality of its proprietary information, along with the potential direct cost savings and savings related to the time and effort currently required of management to comply with the reporting and other requirements associated with a reporting company. Vinings anticipates that ceasing registration of the common shares will reduce or eliminate these costs.

     Shareholders should note that any decision by the Board to terminate Exchange Act registration after giving effect to the reverse share split does not require shareholder approval and will not be presented for a vote. While Vinings intends to cease public registration of its common shares following the reverse share split, the Board may choose not to implement this strategy if it determines that it is not then in the best interests of Vinings and its shareholders given the then existing market conditions.

     In making  the  decision  to effect  the  reverse  share  split,  the Board considered other means of maximizing shareholder value, such as mergers, acquisitions and liquidating Vinings' assets, but either rejected or failed to pursue these alternatives because the Board believed that the reverse share split would be simpler, more cost effective and would result in a higher value per share for the shareholders for the reasons discussed in this Proxy
Statement. For a discussion of those other alternatives, see "Proposal 1--Special Factors--Background of Reverse Share Split Proposal" above.


     FAIRNESS OF REVERSE SHARE SPLIT PROPOSAL


     General
     -------

     The special committee and the full Board of Trustees believe that the reverse share split proposal, taken as a whole, is fair to and in the best interests of Vinings and its affiliated and unaffiliated shareholders, including those shareholders who will receive only the cash payment in lieu of fractional common shares and those shareholders who will receive new common shares or preferred shares. The special committee and the full Board also believe that the process by which the reverse share split is to be approved is fair. Peter D. Anzo, in his individual capacity, also believes that the reverse share split proposal is substantively and procedurally fair to Vinings' affiliated and unaffiliated shareholders and considered all of the same factors as the Board of Trustees in reaching that conclusion. All references in this Proxy Statement to considerations and conclusions by the Board of Trustees as to fairness and to factors considered by the Board of Trustees also apply to Mr. Anzo in his individual capacity.

     The special committee and the full Board believe that the reverse share split is fair despite the absence of statutory safeguards identified by the SEC, namely that (A) the special committee of the Board did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders, including those shareholders who will receive only cash in lieu of fractional shares, for the purpose of negotiating the terms of the reverse share split or preparing a report covering the fairness of the reverse share split, and (B) the reverse share split is not structured so that approval of at least a majority of unaffiliated shareholders is required.

     Despite the absence of an SEC requirement to do so, Vinings obtained an opinion from an unaffiliated third party relating to the fairness of the cash consideration to be paid to shareholders in lieu of receiving fractional common shares. As a result of obtaining an independent fairness opinion, the special committee and the full Board determined that the cost of obtaining an additional fairness opinion or appraisal from an unaffiliated representative for the purpose of negotiating the terms of the reverse share split on behalf of the unaffiliated shareholders would be costly and would not provide any meaningful additional benefit. In addition, the special committee and the Board have not conditioned the reverse share split on the approval of unaffiliated shareholders for the reasons described under "Procedural Fairness" below.

     A special committee of the Board and the full Board unanimously approved the reverse share split proposal, and the Board recommends that the shareholders ratify the proposal. Each member of the Board who owns common shares or preferred shares has expressed his or her intention to vote in favor of the reverse share split proposal, including the Board members who are not employees of Vinings.



     Substantive fairness
     --------------------

     In determining that the reverse share split proposal, taken as a whole, is substantively fair to all affiliated and unaffiliated shareholders despite the absence of the statutory safeguards described above, the special committee and the full Board considered the following supporting factors:

     o The special committee and the full Board determined in good faith, based in part upon the opinion of Ronald Whitman Weiss, that the cash payment to be made in lieu of issuing fractional common shares represents a fair valuation of the common shares and constitutes a premium above the common shares' recent market trading prices.

     o The reverse share split will not change the rights, preferences or limitations of shareholders except to equitably adjust the preferred dividends and the liquidation preference relating to the preferred shares.

     o The special committee and the Board ascertained to their satisfaction that this transaction was not the typical Rule 13e-3 "going private" transaction, which often involves the involuntary or threat of involuntary purchase of all of the ownership interests of the unaffiliated shareholders.


     In addition, despite the absence of the statutory safeguards described above, the special committee and the Board of Trustees believe that the reverse share split is substantively fair to all affiliated and unaffiliated shareholders holding 1,000 or more common shares because the affiliated and unaffiliated shareholders will retain an ownership interest in Vinings and will receive cash in lieu of fractional common shares in an amount (based on a pre-split value of $3.20 per share) that the special committee and the Board believe represents a fair valuation and that constitutes a premium above the recent market prices for the shares that could not otherwise be obtained by the shareholders if they attempted to sell their common shares on the open market. On the other hand, the special committee and the full Board considered the fact that the reverse share split may be perceived by these shareholders to be substantively unfair because, following the reverse share split and the cessation of public registration of the common shares, there will be limited public information regarding Vinings available to the shareholders, there will be limited liquidity in their remaining common shares, and the value of the fractional shares otherwise issuable will be limited at $3.20 per share.

     The special committee and the Board of Trustees also believe that, despite the absence of the statutory safeguards described above, the reverse share split is substantively fair to all unaffiliated shareholders holding fewer than 1,000 common shares because the unaffiliated shareholders will receive cash in lieu of fractional common shares in an amount (based on a pre-split value of $3.20 per share) that the special committee and the Board believe represents a fair valuation and that constitutes a premium above the recent market prices for the shares that could not otherwise be obtained by the shareholders if they attempted to sell their common shares on the open market. The reverse share split would also protect these shareholders from possible future decreases in the market trading price of the common shares. On the other hand, the special committee and the full Board considered the fact that the reverse share split may be perceived by these shareholders to be substantively unfair because they will be obligated to relinquish their ownership interests in Vinings, even if they desire to retain their ownership interests, unless they acquire more than 1,000 common shares prior to the reverse share split.

     In concluding that the reverse share split is substantively fair, the special committee and the Board considered the following factors in determining a pre-split value of $3.20 per common share to be used in making cash payments in lieu of issuing fractional common shares. The special committee and the Board did not assign any specific weights to the factors listed below. Although the greatest relative weight was given to the fairness opinion rendered by Ronald Whitman Weiss, the special committee and the Board made the final determination of the amount of consideration to be paid in lieu of issuing fractional common shares based on all of the factors considered and they did not adopt the conclusions of any third party.

     CURRENT MARKET PRICES. The special committee and the full Board gave limited weight to this factor because they did not feel that the current market price of the common shares necessarily reflects the true value of the common shares as there is very little public float and very little trading volume of Vinings' common shares. In addition, Vinings has remained relatively small compared to other real estate companies and has not aggressively marketed itself to its market makers. Consequently, demand for Vinings' common shares has remained low. Therefore, small transactions can affect the market price a great deal and may not reflect the true fair value of the shares. The market price of the common shares has shown wide fluctuations during the last twelve months ranging from a high of $3.19 in June 2000 to a low of $1.87 in August 2000. During the first four months of 2001 the high sales price was $2.38 and the low was $1.94. The special committee and the Board noted that the value upon which they agreed for the cash payment, $3.20 per share (on a pre-split basis), exceeded the range of the sale prices during that time period. In addition, they noted that Vinings' shares have not traded at a price in excess of $3.20 since April 2000.

     HISTORICAL MARKET PRICES. The special committee and the full Board gave limited weight to this factor because they did not feel that historical market pricing accurately reflected the current value of the common shares for the same reasons described in the foregoing paragraph. In addition, prior to February 1996, Vinings was a mortgage real estate investment trust whose original plan was to liquidate within approximately ten years. The trustees at that time proceeded with the orderly liquidation and distribution of proceeds to the shareholders. Therefore, the historical market pricing for periods prior to and including the liquidation bears no relation to Vinings as it operates today. In February 1996, with the previous management's approval, current management of Vinings completed a tender offer to acquire control of Vinings in order to rebuild its assets by expanding into the multifamily real estate markets. Since the tender offer, there has been very little public float and consequently the trading volume of the common shares has remained low.

     NET BOOK VALUE. Management recommended that the special committee and the full Board give no weight to this factor, maintaining that book value is not an appropriate measure for establishing the fair value of the common shares because it is an accounting methodology that is based on the historical depreciated cost of Vinings' assets and therefore does not reflect current value. In addition, because Vinings was previously a real estate investment trust that was required to distribute 95% of its earnings, and as a result of the liquidating distributions discussed above, virtually all of the original common shareholders' equity and accumulated earnings have been returned to the shareholders. Therefore, Vinings' net book value per common share as of March 31, 2001 is a negative ($1.20). The special committee and the Board concurred with management's recommendation and did not give any weight to this factor. However, the special committee and the Board noted that the agreed upon value of $3.20 per common share for the cash payment significantly exceeded the net book value per common share at that time.

     GOING CONCERN VALUE. A going concern valuation is an attempt to establish the present value of future earnings of a company in the context of the returns an investor could expect to receive on his or her investment over a future period. Two factors in using this methodology valuation are establishing a reasonably accurate forecast of earnings and identifying an appropriate discount rate to establish the present value of future earnings. Management did not prepare a valuation using this methodology because the Trust's earnings have been negative over recent years, the Trust has not paid any dividends since December 1999 and the amounts of future earnings, if any, are very difficult to predict. Accordingly, management believed that any going concern valuation would involve subjective assumptions and be too speculative to be relied upon, and therefore management recommended that the special committee and the full Board give no consideration to this factor.

     NET ASSET VALUE/LIQUIDATION VALUE. The special committee and the Board gave some weight to this factor and reviewed liquidation as an alternative to the proposed reverse share split. The special committee and the Board believe that net asset value is a more appropriate valuation for a real estate company than for many other public companies because valuing the underlying assets based on their estimated market value more closely reflects what could be obtained through a liquidation of the assets. In lieu of appraisals for each of the individual properties, a capitalization rate of 9.5% of net property operating income was used to derive a valuation for the real estate. Net property operating income typically reflects all property generated revenues and operating expenses, including a reserve for capital replacements and excluding depreciation, amortization, debt service and any corporate overhead. The capitalization of net property operating income is a common valuation method used by both buyers and sellers of income producing real estate which derives a value by dividing net property operating income by the capitalization rate.

Management's valuations based on capitalized net operating income, which were prepared based on financial statements at September 30, 2000 and December 31, 2000, ranged from $2.66 per share to $3.25 per share. This valuation method was also examined by Ronald Whitman Weiss in rendering his fairness opinion. The special committee and the Board determined that, after including the transaction costs that would likely be incurred in a multi-sale liquidation, shareholders would not likely receive more than the $3.20 value ascribed to the common shares for purposes of making the cash payment in lieu of issuing fractional common shares. In addition, the special committee and the full Board believe that the ability to sell real estate depends, in some cases, on the availability of financing to buyers on favorable terms and that the sellers of assets must often establish reserves to cover potential indemnifiable losses suffered by the buyers. As a result, the special committee and the full Board believe that a liquidation of the Trust's assets would involve significant uncertainty as to the amounts and timing of any liquidating distributions to the shareholders.

     FAIRNESS OPINION. The special committee and the Board gave substantial weight to the fairness opinion rendered by Ronald Whitman Weiss, the preparation of which analyzed a number of valuation alternatives. A copy of the fairness opinion is attached as Appendix A to this Proxy Statement. As discussed below, the estimate of a per share value ranged from $2.66 to $3.25, which resulted in an average per share value of approximately $3.00. Because the fairness opinion was rendered by an independent third party who has no affiliation with Vinings, the special committee and the Board believed that this valuation method was of very high significance in determining a fair value for the common shares and chose a value at the high end of the range at $3.20 per share.

     Ronald Whitman Weiss is an investment banker and investment advisor engaged on a regular basis to provide a range of investment banking, investment and financial advisory services, including, but not limited to, the valuation of businesses and their securities in connection with mergers and acquisitions, buy-sell agreements, tender offers and refinancings.

     Ronald Whitman Weiss has spent his career in real estate finance, investment banking and as a senior real estate analyst at major Wall Street firms. Prior to becoming a portfolio manager and investment advisor, Mr. Weiss was Senior Vice President and Senior REIT Analyst at First Albany Corporation. At Shearson Lehman Brothers, and predecessor firms, he was founder, Chairman and CEO of Shearson Lehman Real Estate Corporation, Managing Director & Executive Vice President of Shearson Lehman Brothers, Inc., as well as a member of the Board of Directors of 34 Shearson Lehman subsidiaries. He received a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania and a Juris Doctorate degree from the Columbia University School of Law. He is a Registered Principal with the National Association of Securities Dealers and admitted to practice law before the New York State Bar.


     RWW was selected by Vinings on the basis of his background, experience and reputation, and at the recommendation of another public real estate company that completed a similar going private transaction. There is no affiliation between RWW, or any of his affiliates, and Vinings or any of its officers, trustees or affiliates. Vinings received proposals for fairness opinions from several investment banking firms, of which RWW was one. RWW was chosen by Vinings not only because of his reputation in the industry, as stated above, but also because his fee structure was more reasonable in light of Vinings' size and the size of the proposed transaction. Vinings has paid RWW $55,000 for serving as the Trust's financial advisor and for rendering the fairness opinion in connection with the reverse share split. This amount represents the total fee payable to RWW and payment of the fee is not contingent upon the completion of the reverse share split.


     As financial advisor to Vinings, RWW was asked to render a fairness opinion relating to the valuation of the common shares of Vinings in connection with this reverse share split. In rendering its opinion, RWW reviewed and analyzed, among other things, the following:

     o Public information concerning Vinings contained in its Schedule 14A, Proxy Statement, dated June 9, 2000, and its Quarterly Report on Form 10-Q, for the quarter ended September 30, 2000, and its Annual Report on Form 10-K, for the fiscal years ended December 31, 1999 and 2000.

     o    Historical  and  pro  forma   financial  and  operating   information,
          furnished by Vinings.

     o    Publicly   available   information   concerning  other  companies  and
          transactions which were deemed relevant.

     o Discussions with management regarding the current and historical operating results of Vinings, as well as its prospects.

     o    Recent market price and dividend information.

     o    The financial statements of Vinings.

     o Internal financial statements and forecasts prepared by Vinings' management.

     o    Appraisals or estimates of value of individual or groups of property.

     In addition, RWW conducted other financial studies, analyses, investigations and interviews as were deemed appropriate and held discussions and interviewed members of senior management, regarding the past, current and future projected operations, financial conditions, and future prospects for Vinings. During his review, RWW requested financial information that was made available to him by management. He also took into account an assessment of general economic market and financial conditions as well as his experience in similar transactions.


     The analysis conducted by RWW in arriving at his opinion involved numerous macroeconomic, operating and financial assumptions and involved the application of complex methodologies and educated judgment. This analysis involves complex considerations and judgments concerning differences in financial operating characteristics of comparable companies and transactions and other factors that could affect the valuations of the companies to which they are being compared. RWW's evaluation of the fair value of Vinings' common shares was rendered on March 8, 2001 and included the following analyses and conclusions:


     o ANALYSIS OF PUBLICLY TRADED SHARE PRICES AND DIVIDENDS. RWW believes that, generally, the best measure of share market value for any public company is the currently traded price per share on the open market. Even when the trading market is thin, as is the case with Vinings, it is still indicative of the value that these shares would command if liquidation took place. The price of Vinings shares has shown wide fluctuations during the fiscal year 2000, and during the latter part of December 2000, the shares traded at their lowest point, below $2.00 per share. Therefore, taking into consideration the fluctuation in value during the year and the small float of stock availability, RWW estimated the fair value of Vinings' shares under market pricing would range between $2.00 and $2.25 per share.

     o ANALYSIS OF BOOK VALUE PER SHARE, BALANCE SHEET AND SHAREHOLDERS EQUITY. RWW believes that while book value or net asset value is not always a good measure for a public company, it is more appropriate for a real estate investment company than for most other publicly owned companies because the assets themselves are income producing as compared to service oriented companies or manufacturing companies. This is particularly true in Vinings' case because Vinings does not derive any earnings from other activities such as third party management or development. Using Vinings' shareholders' equity as of December 31, 1999 and adding back accumulated depreciation and amortization, the net share value approximated $3.25.

     o ANALYSIS OF EARNINGS PER SHARE AND PRICE/EARNINGS RATIO. RWW believes that net income per share or a multiple times net income per share is not typically an appropriate, accurate or representative measure for valuing a real estate company's shares because of the depreciation and amortization associated with the income producing real estate. While generally accepted accounting principles dictate that depreciation and amortization be accrued as an expense, real estate does not typically depreciate over time, but rather appreciates. Therefore, net income per share does not always reflect the true value of the company's real estate operations. In addition, Vinings has reported a net loss per share in recent years. Even if depreciation and amortization were added back to provide an adjusted net income per share, RWW believes that this is not a reasonable or viable representation of the true value of Vinings because of the negative earnings per share. Therefore, no weight was given to this measure of value.

     o ANALYSIS OF CASH FLOW AND ADJUSTED FUNDS FROM OPERATIONS. RWW considered the use of cash flow and adjusted funds from operations ("AFFO") as a more appropriate valuation methodology for Vinings than a methodology using earnings per share or a price/earnings ratio. AFFO is an accepted industry - defined indicator of earnings for real estate companies because it adds back the depreciation and amortization expense referred to above, and share price as a multiple of AFFO is commonly used in the industry as a valuation technique.
          Typically, AFFO multiples for multifamily real estate investment trusts range from a low of approximately 7.5x to a high of approximately 12x. The companies used for comparison purposes included Amli Residential Properties Trust, Camden Property Trust, Town & Country Trust and United Dominion Realty Trust. Average 2000 AFFO multiples for these companies were derived from analyses published in Realty Stock Review and adjusted to take into account variances such as company size, public float and trading volume as compared to Vinings. Based on Vinings' estimated December 31, 2000 AFFO of $0.37 per share, an analysis using these adjusted comparable AFFO multiples indicates that an appropriate fair market value would be in the range of between $2.90 and $3.25.

     o ANALYSIS OF NET ASSET VALUE BASED UPON ESTIMATED MARKET VALUE OF THE PROPERTIES OWNED. RWW believes that an estimate based upon net value of the underlying real estate owned by Vinings is another excellent indication of the fair per share market value for Vinings' shares. This valuation method would approximate the proceeds received if all real estate assets were sold. In lieu of appraisals for each of the individual properties, a capitalization rate of 9.5% of net property operating income was used to derive a valuation for the real estate. Net property operating income typically reflects all property generated revenues and operating expenses, including a reserve for capital replacements and excluding depreciation, amortization, debt service and any corporate overhead. The capitalization of net property operating income is a common valuation method used by both buyers and sellers of income producing real estate which derives a value by dividing net property operating income by the capitalization rate. Based on Vinings' actual net property operations at December 31, 2000, this valuation method indicates an approximate per share value of $2.66.

     In summary, RWW determined that an estimated value for Vinings' common shares of beneficial interest would range between $2.66 and $3.25 per share, for an average per share value of approximately $3.00 as of December 31, 2000. Based upon the above analyses considered in the aggregate, RWW concluded that $3.00 per share was a fair and reasonable value for the common shares. RWW did not consider any single analysis as a threshold measurement for rendering his opinion. In addition, RWW considered other factors, as discussed above, including historical market and trading volume of the common stock and Vinings' past and current business prospects.

     Because RWW's March 8, 2001 opinion as to the fair value of the shares was revised using information as of December 31, 2000, the special committee and the Board reviewed RWW's opinion in light of more recent information, including, but not limited to, the market pricing of the shares since January 1, 2001, the current financial operations of Vinings and a valuation of the underlying net asset value of the properties owned as of March 31, 2001. The Board determined that Vinings' operations had not changed substantially since year end December 31, 2000, and believed that the values reached in RWW's updated opinion were still fair and reasonable as of May 4, 2001, the date of the Board's approval of the transaction.

     OTHER OFFERS. Vinings and its affiliates are not aware of any firm offers that have been made by any unaffiliated person during the past two years for (1) the merger or consolidation of Vinings with another company, (2) the sale or other transfer of all or any substantial part of Vinings' assets, or (3) a purchase of Vinings' securities that would enable the holder to exercise control of Vinings. Consequently, the special committee and the full Board did not consider other offers in determining the value of the common shares to be paid in lieu of issuing fractional common shares.

     Therefore, after consideration of the various valuation methods described above, the special committee and the full Board determined that, because the reverse share split was a going private transaction, the value selected as the basis for making the cash payments in lieu of issuing fractional common shares should be at the high end of the range of derived values. The special committee and the Board noted that the highest value of $3.25 per share as reflected in the original fairness opinion was based on December 31, 1999 financial statements and net asset valuations using estimated financial results for

December 31, 2000. They also noted that the per share fair value was revised downward by Ronald Whitman Weiss to $3.00 per share after review of actual December 31, 2000 financial statements and valuations in the revised March 8, 2001 fairness opinion. In addition, although management's net asset valuation produced a range of values between $2.66 and $3.25 per share, the $3.25 per share was based on estimated December 31, 2000 financial information while the $2.66 per share was based on actual December 31, 2000 financial information. Moreover, the special committee and the full Board believed a liquidation of the Trust's assets would involve significant uncertainty as to the amounts and timing of any liquidating distributions to the shareholders. Therefore, while believing that the per share value should be at the high end of the range of derived values, the special committee and the Board selected a value slightly below the highest valuation and determined the pre-split price of $3.20 per common share as the value that would be the basis for making the cash payment in lieu of issuing fractional common shares.

     The special committee and the Board believe that the reverse share split will also be fair to the holders of preferred shares because (1) the preferred shares, which are convertible into common shares on a one-for-one basis, will maintain the originally intended conversion privilege, and (2) the proposed amendments to the Certificate of Designation will preserve the current economic rights of the preferred shareholders so that they will receive the same per annum return on their investment and the same liquidation preference as a percentage of their investment as immediately before the reverse share split.

     The special committee and the Board also considered the timing of implementation of the reverse share split proposal and the intended termination of Vinings' Exchange Act registration for the common shares. The special committee and the Board concluded that the continued monetary and human resource expense of public registration was unjustified given Vinings' inability to effectively take advantage of many of the benefits of public registration. To achieve the savings from termination, the special committee and the Board instructed management to implement the reverse share split proposal and termination of registration of the common shares as soon as practicable. (See "Proposal 1--Special Factors--Purpose and Reasons for Reverse Share Split Proposal" for further discussion of the expenses of registration.)

     After consideration of all the foregoing factors, all of the trustees, including those who are not employees of Vinings, determined that the reverse share split proposal is substantively fair to the shareholders of Vinings.


     Procedural fairness
     -------------------

     Despite the absence of the statutory safeguards described above, the special committee and the full Board believe that the reverse share split is procedurally fair to all affiliated and unaffiliated shareholders because the reverse share split is being effected in accordance with all applicable requirements of Massachusetts law and Vinings' Declaration of Trust. Vinings' Declaration of Trust provides that the trustees may combine Vinings' outstanding shares by way of reverse share split and provide for the payment of cash in lieu of any fractional interest in a combined share, and that the mechanics authorized by the trustees to implement the combination shall be binding upon all the shareholders. Despite having this authority to effect a reverse share split without shareholder approval, the Board of Trustees appointed a special committee of non-employee, disinterested trustees to review the terms of the reverse share split and has conditioned the reverse share split on prior approval of the holders of both common shares and preferred shares. In addition, the special committee and the full Board of Trustees determined that it is fair and advisable that Vinings preserve the current economic rights of the preferred shareholders upon the occurrence of the reverse share split. Consequently, the Board of Trustees has conditioned the effectiveness of the reverse share split upon the approval by Vinings' shareholders of the amendments to the Certificate of Designation described in this Proxy Statement under Proposal 2. Finally, the special committee and the full Board of Trustees considered the fact that between the date of this Proxy Statement and the effective date of the reverse share split, shareholders owning fewer than 1,000 common shares will have an opportunity to increase the number of common shares owned by them to greater than 1,000 so that they can maintain an equity interest in Vinings' common shares following the reverse share split, and shareholders owning 1,000 or more common shares will have an opportunity to reduce their existing holdings to fewer than 1,000 in order to receive solely cash following the reverse share split. After consideration of all the facts, all of the trustees, including those who are not employees of Vinings, have determined that the proposed reverse share split is procedurally fair to all affiliated and unaffiliated shareholders.

STRUCTURE OF REVERSE SHARE SPLIT


     The reverse share split is of both the common shares and the preferred shares. If the reverse share split is ratified and the First Amendment to the Certificate of Designation is approved at the annual meeting, then the reverse share split will become effective as soon as practicable following the date of the annual meeting upon the filing of the First Amendment to the Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston. If implemented, the reverse share split will have the following effects:

     o    Common Shareholders Owning Fewer than 1,000 Shares.

     If you are a record holder of fewer than 1,000 common shares at the effective time of the reverse share split, you will be entitled to receive a cash payment in lieu of receiving a fraction of a common share to which you would otherwise be entitled. After the reverse share split, you will have no further interest in the common shares. You will not have to pay any service charges or brokerage commissions in connection with the reverse share split or the cash payments.

     o    Common Shareholders Owning 1,000 or more Shares.

     If you are a record holder of 1,000 or more common shares at the effective time of the reverse share split, we will combine your shares into one one-thousandth (1/1,000th) of the number of shares you held immediately prior to the reverse split, and you will be entitled to receive a cash payment for any shares that would otherwise result in fractional shares. For example, if you are a registered holder of 10,500 common shares immediately prior to the effective time, your shares will be combined into 10 common shares and you will receive a cash payment equal to $1,600 (i.e., 500 pre-split shares multiplied by $3.20).

     o    Preferred Shareholders

     If you are a record holder of preferred shares at the effective time of the reverse share split, we will combine your shares into one one-thousandth (1/1000th) of the number of shares you held immediately prior to the reverse share split, and you will be entitled to receive fractional shares. For example, if you are a registered holder of 10,500 preferred shares immediately prior to the effective time, your shares will be combined into 10.5 new preferred shares.

     o    Beneficial Owners of Vinings Common Shares or Preferred Shares.

     Nominees (such as a bank or broker) may have required procedures, and shareholders holding common shares or preferred shares in street name should contact their nominees to determine how they will be affected by the reverse share split. NOTE: If you are a beneficial owner of fewer than 1,000 common shares or the beneficial owner of more than 1,000 common shares, but not in an even multiple of 1,000, and you want to have the fractional share to which you would otherwise be entitled following the reverse share split exchanged for a cash payment, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner so that you will be considered a holder of record immediately prior to the effective time of the reverse share split.

     In the event any certificate representing common shares or preferred shares is not presented for exchange or for a cash payment, as applicable, upon request by Vinings, the common shares or preferred shares you receive upon exchange or the cash payment, as applicable, will be administered in accordance with the relevant abandoned property laws. Until common shares or preferred shares or cash payments have been delivered to the public official pursuant to the abandoned property laws, the cash payments or certificates will be paid to the holder thereof or its designee, without interest, when the share certificate has been properly presented for exchange or cash payment.


EXCHANGE OF SHARE CERTIFICATES AND PAYMENT OF FRACTIONAL SHARES

     EquiServe has been appointed the exchange agent to carry out the exchange of old common share certificates for new common share certificates. Vinings will act as the exchange agent to carry out the exchange of old preferred share certificates for new preferred share certificates. Registered shareholders of either common shares or preferred shares will receive a letter of transmittal promptly after the reverse share split becomes effective. These shareholders must complete and sign the letter of transmittal and return it with their share certificate(s) to the appropriate exchange agent, depending on whether they own common or preferred shares, before they can receive new share certificates and/or the cash payment for those shares. You should not submit any certificates until requested to do so.


     If the reverse share split is effected, each shareholder who holds fewer than 1,000 common shares immediately prior to the effectiveness of the reverse share split will cease to have any rights with respect to those common shares and will have only the right to receive the cash payment in lieu of fractional common shares to which that shareholder of record would otherwise be entitled. No service charges will be payable by shareholders in connection with the exchange of certificates or the issuance of new certificates or cash payments, all the expenses of which will be borne by Vinings. Promptly following the effective date of the reverse share split, each shareholder will be furnished with the necessary materials and instructions to effect the exchange (and to receive the cash payment, if applicable). Certificates representing common shares or preferred shares subsequently presented for transfer to a third party will not be transferred on the books and records of Vinings until the certificates representing the shares have been exchanged for the cash payment and/or certificates representing new common shares or new preferred shares (or a fraction thereof).


BENEFITS AND DETRIMENTS OF THE REVERSE SHARE SPLIT TO THE TRUST

     Although the special committee and the Board of Trustees acknowledge that there are benefits and detriments of the reverse share split to the Trust, they believe that the reverse share split is advisable and in the best interests of the Trust.

     The Board has no present intention to raise capital through sales of securities in a public offering. Accordingly, the Trust is not likely to make use of any advantage that its status as a public reporting company may offer for raising capital although it could utilize common or preferred shares to facilitate acquisitions of additional apartment communities or other assets in the future even though the Trust will not be a public company.

     Vinings incurs direct and indirect costs associated with compliance with the SEC's filing and reporting requirements for public companies. The Trust also incurs substantial indirect costs as a result of, among other things, the time expended by executives to prepare and review such filings. As discussed under "Proposal 1-- Special Factors--Purpose and Reasons for Reverse Share Split Proposal" above, Vinings expects to realize an estimated $160,000 of recurring annual cost savings as a result of the termination of its SEC filing and reporting obligations, as well as the indirect costs associated with the management time necessary to prepare these filings.

     The reverse share split will also have detrimental effects on the Trust, however, including a loss of liquidity for its common shares. In addition, Vinings expects to incur the following estimated one-time expenses in connection with implementing the reverse share split:

     o aggregate cash payments for fractional common shares - $168,000 to $436,750;

     o    fees and expenses of legal counsel - $150,000;

     o    fees of financial advisor - $55,000;

     o    fees and expenses of exchange agent - $20,000;

     o    printing and postage - $5,000; and

     o    miscellaneous costs - $500.

These amounts are only estimates, and the actual costs incurred in connection with the reverse share split may be higher or lower than those indicated above. For example, the actual amount of aggregate cash payments to be made for fractional common shares is uncertain because the Trust cannot reasonably predict the number of shareholders who hold common shares through a bank, broker or other nominee that will instruct their nominee to transfer their shares into a record account. The low end of the range of cash payments provided above assumes that no transfers to record accounts will occur, while the high end of the range assumes that all non-objecting beneficial owners of common shares will request transfers of their shares to record accounts. The only consideration to be paid in the transaction will be the cash payment for shares that would otherwise be combined into fractional common shares.


BENEFITS AND DETRIMENTS OF THE REVERSE SHARE SPLIT TO AFFILIATED AND UNAFFILIATED SHAREHOLDERS


     The special committee and the Board of Trustees acknowledge that there are benefits and detriments of the reverse share split on the Trust's affiliated and unaffiliated shareholders. The material benefits and detriments are described below. The Board believes, however, that the overall benefits of the reverse share split to affiliated and unaffiliated shareholders of the Trust outweigh the detriments of the reverse share split.

     o    Effect on Rights, Preferences and Limitations on Outstanding Shares.

     Except for differences in the terms of the preferred shares resulting from the provisions of the First Amendment to the Certificate of Designation relating to the preferred shares, there are no material differences between the respective rights, preferences or limitations of the existing common shares and preferred shares and the "new" common shares and preferred shares that will be issued following the reverse share split. The voting and other rights that presently characterize the shares will not be altered by the reverse share split.

     In addition, the reverse share split will have no effect on the total number of shares that Vinings has the authority to issue. Although Vinings has no current plans to issue additional common shares, it has the right to do so at any time and from time to time at prices and on terms the Board determines to be in the best interests of Vinings and its shareholders. Persons who continue as shareholders following the effectiveness of the reverse share split will not have any preemptive or other preferential rights to purchase any of Vinings' shares that may be issued in the future, unless those rights are currently specifically granted to that shareholder.

     o    Financial Effect on Shareholders.

     COMMON SHAREHOLDERS. If the reverse share split is implemented, Vinings believes that fewer than 50 registered shareholders of common shares will remain outstanding (based on Vinings' current registered shareholder records). Affiliated and unaffiliated common shareholders who remain common shareholders after the implementation of the reverse share split will benefit by an increase in their percentage ownership of the Trust's common shares. Individuals who are members of the Board and executive officers of Vinings now owning approximately 72% of the common shares and 32% of the preferred shares will own approximately 82% of the common shares and 32% of the preferred shares, respectively, after the reverse share split. As a result, control of the Trust will not change, but will become more concentrated following the reverse share split.

     It is expected that after giving effect to the reverse share split the percentage of ownership of common shares of the Trust held by Mr. Anzo will increase from approximately 59% to approximately 68%. However, because both the net book value and the net earnings of the Trust are negative, Mr. Anzo will have a greater interest in these negative amounts. It is expected that (1) Mr. Anzo's interest in the book value of the Trust as of March 31, 2001 will increase from a negative of approximately ($786,900) to a negative of approximately ($897,500) and (2) Mr. Anzo's interest in the net earnings of the Trust as of March 31, 2001 will increase from a negative of approximately ($319,300) to a negative of approximately ($364,200).

     The reverse share split will also provide those registered shareholders with fewer than 1,000 common shares with a cost-effective way to cash out their investments, because the Trust will pay all transaction costs in connection with the reverse share split proposal. In addition, these shareholders will receive a premium over the trading price which they otherwise could realize if they sell their shares on the open market.

     Potential detriments to affiliated and unaffiliated common shareholders who remain as shareholders after effecting the reverse share split and termination of registration under the Exchange Act include decreased liquidity and decreased access to information about Vinings. Because there will no longer be a public market for the purchase and sale of the common shares, the liquidity of the common shares will be adversely affected. In addition, Vinings will no longer be subject to the periodic reporting requirements and the proxy rules of the Exchange Act. However, Vinings currently intends to deliver financial statements to its shareholders on an annual basis.

     Other potential detriments to common shareholders who are completely cashed out or receive cash in lieu of a fractional shares in the reverse share split include the tax consequences described under "Proposal 1--Material Federal Income Tax Consequences" below.

     PREFERRED SHAREHOLDERS. Because preferred shareholders will be entitled to receive fractional shares, the reverse share split will not affect the percentage ownership of any of the preferred shareholders or their proportionate interests in the net book value or the net earnings of the Trust. In addition, with the approval of the proposed amendments to the Certificate of Designation, all of the preferred shareholders will retain their preferred returns and liquidation preferences.

     Mr. Anzo does not currently own any preferred shares. However, pursuant to the terms and conditions of a Units Purchase and Sale Agreement dated March 1, 2000, Mr. Anzo has agreed to acquire 470,588 preferred shares from Watts Agent, L.P. on the earlier of March 1, 2002 or the acceleration of the maturity of the Margin Loan Note. The Units Purchase and Sale Agreement and the Margin Loan Note were previously filed as exhibits to Amendment 4 to Schedule 13D for Mr. Anzo and have been filed as exhibits to Amendment No. 1 to the Schedule 13E-3 jointly filed by the Trust and Mr. Anzo. Other members of the Board of Trustees and executive officers currently own an aggregate of 32% of the outstanding preferred shares.

     o    Securities  Laws  Relating to the New Common  Shares and New Preferred
          Shares.

     Vinings has not filed with the SEC a registration statement under the Securities Act for the registration of the new common shares to be issued and exchanged pursuant to the reverse share split proposal. Instead, the new common shares and the new preferred shares will be issued in reliance on the exemption contained in Section 3(a)(9) of the Securities Act. Upon completion of the
reverse  share  split,   the  new  common  shares  are  expected  to  be  freely
transferable under the Securities Act by those shareholders of Vinings not deemed to be "affiliates" of Vinings (generally executive officers, trustees and direct and indirect beneficial owners of 10% or more of the outstanding common shares). For purposes of determining whether a person is an "affiliate," common shares issuable upon conversion of preferred shares are treated as beneficially owned by the preferred shareholder. All new preferred shares, and all new common shares that are acquired by persons who are "affiliates" of Vinings, will be restricted securities under the Securities Act and may only be resold under a registration statement or an available exemption under the Securities Act.

     With respect to the executive officers and trustees of Vinings, in the event of the intended termination of registration of the common shares under the Exchange Act: (a) executive officers, trustees and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16 of the Exchange Act, and (b) executive officers, trustees and other affiliates of Vinings may be deprived of the ability to dispose of common shares and preferred shares pursuant to Rule 144 under the Securities Act. Upon termination of Exchange Act registration, Vinings will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

     o    Effect on Market for Shares.

     Vinings estimates that the number of common shares outstanding after the reverse share split, if effected, will be approximately 964 and that the number of preferred shares outstanding after the reverse share split, if effected, will be approximately 1,988.

     Immediately following the reverse share split, the new common shares will continue to be traded on the over-the-counter Bulletin Board under the symbol "VIPIS." However, if the Board terminates registration of the new common shares under the Exchange Act, which is its current intention, there will no longer be a public market for the new common shares.


CONDUCT OF VININGS' BUSINESS AFTER REVERSE SHARE SPLIT

     Vinings expects its business and operations to continue as they are currently being conducted and, except as disclosed below, the reverse share split is not anticipated to have any effect upon the conduct of its business.

     Other than as described in this Proxy Statement, neither Vinings nor its management has any current plans or proposals to effect any of the following extraordinary corporate transactions:

     o    a merger or liquidation;

     o    the sale or transfer of any material amount of its assets;

     o    a change in its Board or management;

     o    a material change in its indebtedness or capitalization; or

     o to otherwise effect any material change in its corporate structure or business.


     However, if the reverse share split is approved, the Board of Trustees will continue to review and evaluate, from time to time, Vinings' ongoing operations, including its capitalization, its debt structure, its current business structure and other issues to determine that its operations are being conducted in the best interests of the shareholders. (See "Proposal 1--Special Factors--Purpose and Reasons for Reverse Share Split Proposal" for further discussion.)


SOURCE OF FUNDS

     On June 1, 2001 Vinings refinanced the existing mortgage loan on one of its apartment communities. The original principal amount of the new mortgage loan is $8,080,000, with a fixed interest rate of 6.99% per annum. Monthly payments of principal and interest of $53,702 will be made from the operating cash flow of the property securing the mortgage loan. The loan matures on June 1, 2011. After paying in full the balance due on the mortgage loan in effect prior to the refinancing and all costs associated with the new mortgage loan, approximately $1,600,000 in excess proceeds from the refinancing was used to reduce Vinings' revolving line of credit. Vinings anticipates using funds from its line of credit to make the cash payments for the fractional common shares resulting from the reverse share split. Interest payments on the line of credit will continue to be made from Vinings' operating cash flow.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES


     We summarize below the material federal income tax consequences to Vinings and its shareholders resulting from the reverse share split proposal. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary is not binding on the Internal Revenue Service. There can be no assurance and none is given that the IRS or the courts will not adopt a position that is contrary to the statements contained in this summary. This summary does not discuss all aspects of federal income taxation, which may be important to you in light of your individual circumstances, and many shareholders may be subject to additional tax rules. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences in light of your specific circumstances.


     This summary also assumes that you are one of the following:

     o    a citizen or resident of the United States;

     o a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state);

     o an estate the income of which is subject to U.S. federal income taxation regardless of its sources;

     o a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or

     o any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation.

     This summary also assumes that you have held and will continue to hold your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended.

     We believe that the reverse share split proposal should be treated as a tax-free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to Vinings.


     If you own fewer than 1,000 common shares you will receive only cash in the reverse share split. This receipt of cash will generally result in the recognition of gain or loss equal to the difference between the cash received and your adjusted basis in the surrendered common shares. The gain or loss recognized will be capital gain or loss, which will be long-term capital gain or loss if your holding period for the common shares exceeds one year.

     If you own a number of common shares that is evenly divisible by 1,000, you will receive only common shares in the reverse share split. You will not recognize gain or loss, will continue to hold your common shares with the same adjusted tax basis, and will not commence a new holding period for your shares. If you receive both common shares and cash in the reverse share split, the cash received will be taxable to the extent of the gain realized, unless it is determined that the reverse split of the common shares has the "effect of the distribution of a dividend" under the Internal Revenue Code (taking into account the constructive ownership rules). If it is determined that the reverse share split has that effect, the cash received in lieu of fractional common shares will be treated as a dividend to the extent of the shareholder's ratable share of Vinings' undistributed earnings and profits, and the balance of the cash will be treated as received in exchange for property in an amount equal to the difference between the portion of the cash not treated as a dividend and the shareholder's adjusted tax basis in the common shares exchanged for cash. The Code provisions that dictate whether the cash received will have the "effect of the distribution of a dividend" are complex and are beyond the scope of this discussion.

     A holder of preferred shares will receive only preferred shares in the reverse share split. If you hold preferred shares, you will not recognize gain or loss as a result of the reverse share split, unless you increase your proportionate interest in the assets or earnings and profits of the Trust as a result of the reverse share split. If you do increase your proportionate interest, you will be treated as receiving a distribution up to a maximum of the amount of dividends in arrears on the preferred stock. This distribution will be taxable as ordinary income to the extent of your ratable share of Vinings' earnings and profits, thereafter as a return of capital to the extent of your adjusted basis in the preferred shares, and finally as gain from sale of those shares.

     The material federal income tax consequences described above resulting from the reverse share split are applicable to all affiliated and unaffiliated shareholders of Vinings.


DISSENTERS' RIGHTS; ESCHEAT LAWS

     Vinings' Third Amended and Restated Declaration of Trust does not contain provisions entitling any shareholder of Vinings who dissents from any action taken pursuant to authorization of a majority or any other vote of shareholders to receive an appraisal and payment of the fair value for the dissenting shareholder's shares. Furthermore, there is no statute in Massachusetts applicable to business trusts that provides for appraisal rights comparable to the statutory appraisal rights that the Massachusetts Business Corporation Law provides to stockholders of Massachusetts business corporations who dissent from certain stockholder-approved corporate actions, including mergers, sale of substantially all corporate property and any charter amendment that adversely affects the rights of the dissenting stockholder. Until 1991, it was widely believed that there were no common law dissenters' appraisal rights in Massachusetts. This view was based on a 1975 case in which the Supreme Judicial Court of Massachusetts held that there was no common law appraisal right for dissenting stockholders of a not-for-profit golf club corporation that had sold all of its property and in which decision the Court had stated that it is "very dubious whether such a right ever existed in the absence of statute even with respect to business corporations." In 1991, however, the Court distinguished its decision in that case by holding that common law appraisal rights similar to those described in the Massachusetts Business Corporation Law would be available to dissenting minority stockholders of a Massachusetts trust company (as to which the statutory rights of the Massachusetts Business Corporation Law do not apply) in a case in which an 85% controlling stockholder approved a 1-for-2,500 reverse stock split that converted all minority share interests into an amount of cash that the trial court determined was not fair and reasonable. The Court noted that the Massachusetts trust company statutes do provide statutory appraisal rights for stockholders of a trust company as to mergers and consolidations, but not as to the reduction of capital stock. In contrast, the Massachusetts business trust statute is silent as to appraisal rights in all circumstances.

     Accordingly, it is not clear under what conditions or with respect to what possible transactions, if any, common law appraisal rights in Massachusetts might apply to a business trust such as Vinings. Nor are there any prescribed procedures for attempting to claim common law appraisal rights in Massachusetts. Counsel to Vinings has advised the trustees that, in view of the foregoing Massachusetts case law, Vinings' dissenting shareholders are not likely to be entitled to common law rights of appraisal in connection with the reverse share split. Accordingly, it is Vinings' position that appraisal rights are not available in connection with the reverse share splits and Vinings currently anticipates that it would assert this position in the event that any shareholder seeks to dissent from the approval of the reverse share split and petition a court for appraisal rights.


     Shareholders whose shares are eliminated and whose addresses are unknown to Vinings, or who do not return their share certificates and request payment, generally have a specific number of years from the date of the reverse share split to claim the cash payment payable to them. If no claim is made within this period, state law generally provides that these payments are deemed abandoned and forfeit to the state.


INTENTION TO TERMINATE PUBLIC REGISTRATION


     Vinings intends to terminate public registration of the common shares with the SEC under the Exchange Act as soon as practicable after implementation of the reverse share split absent any significant changes that would result in the Board determining that the advantages of continued registration would outweigh the disadvantages. Shareholders should note that the decision by the Board to terminate Exchange Act registration does not require shareholder approval and will not be voted on at the annual meeting. Further, there is no assurance that the number of shareholders will be fewer than 300 following the effective date. While Vinings intends to cease public registration of its common shares following the reverse share split, the Board may choose not to implement this strategy if the Board determines that it is not then in the best interests of Vinings and its shareholders given the then existing market conditions.


VOTE REQUIRED FOR APPROVAL

     A quorum being present, the affirmative vote of a majority of the votes entitled to be cast by (1) common shareholders of record, and (2) preferred shareholders of record, voting as a separate class, is required to ratify the reverse share split. The reverse share split will become effective only if the amendments to the Certificate of Designation relating to the preferred shares, which are described under Proposal 2 of this Proxy Statement, are also approved by the shareholders.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE REVERSE SHARE SPLIT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS REVERSE SHARE SPLIT PROPOSAL, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.




                                   PROPOSAL 2:
                  AMENDMENTS TO THE CERTIFICATE OF DESIGNATION
              RELATING TO THE SERIES A CONVERTIBLE PREFERRED SHARES


DESCRIPTIONS OF THE AMENDMENTS


     The Board of Trustees has deemed advisable and unanimously approved the First Amendment to the Certificate of Designation Classifying and Designating a Series of Preferred Shares as Series A Convertible Preferred Shares of Vinings, a copy of which is attached as Appendix B, which will have the effect of preserving the dividend rights and the liquidation preference of the preferred shareholders after giving effect to the reverse share split. The First Amendment to the Certificate of Designation will only become effective if Vinings' shareholders ratify the reverse share split, and the approval of the First

Amendment is a condition to the implementation of the reverse share split. The following are descriptions of the amendments:

     1. The following sentence would be inserted immediately after the first sentence of Section 3(a) of the Certificate of Designation:

               "In the  event  the  Trust  combines  its  outstanding  Series  A
          Convertible  Preferred  Shares  into a  smaller  number  of  Series  A
          Convertible Preferred Shares by way of a reverse share split and in connection therewith issues the fractional Series A Convertible Preferred Shares resulting from the combination in lieu of redeeming such fractional shares for cash or other consideration, the per annum dividend rate in effect at the opening of business on the day following the day on which such combination becomes effective shall be adjusted so that the holder of any Series A Convertible Preferred Shares shall be entitled to receive with respect to the Series A Convertible Preferred Shares held immediately after such combination the same aggregate amount of cash dividends payable with respect to the Series A Convertible Preferred Shares held by such holder immediately prior to such combination."

     2. The following sentence would be inserted immediately after the first sentence of Section 4(a) of the Certificate of Designation:

               "In the  event  the  Trust  combines  its  outstanding  Series  A
          Convertible  Preferred  Shares  into a  smaller  number  of  Series  A
          Convertible Preferred Shares by way of a reverse share split and in connection therewith issues the fractional Series A Convertible Preferred Shares resulting from the combination in lieu of redeeming such fractional shares for cash or other consideration, the Liquidation Preference per Series A Convertible Preferred Share in effect at the opening of business on the day following the day on which such combination becomes effective shall be adjusted so that the holder of any Series A Convertible Preferred Shares shall be entitled to receive with respect to the Series A Convertible Preferred Shares held immediately after such combination the same aggregate Liquidation Preference payable following a Triggering Event with respect to the Series A Convertible Preferred Shares held by such holder immediately prior to such combination."


REASONS FOR THE AMENDMENTS TO THE CERTIFICATE OF DESIGNATION

     The Certificate of Designation relating to the terms of the preferred shares currently provides that the holders of preferred shares are entitled to receive dividends at the per annum rate of $0.4675 per share. In addition, the Certificate of Designation provides that upon the occurrence of specific triggering events, the holders of the preferred shares are entitled to receive out of the assets legally available for distribution, before any payments are made to the holders of any shares ranking junior to the preferred shares, a liquidation preference of $4.46 per share plus any accumulated and unpaid distributions on the preferred shares.

     There is currently no mechanism in the Certificate of Designation that adjusts the specified per annum dividend rate or the liquidation preference in the event of a reverse share split. As a result, if the proposed amendments are not adopted concurrently with the reverse share split, then following the reverse share split the preferred shareholders would hold fewer shares, with each share representing the right to receive the same per annum dividend and the same liquidation preference as before the reverse share split. The holders of preferred shares would effectively be entitled to receive less aggregate dividends and would have a reduced aggregate liquidation preference. Because this is not the intent of the Board in effecting the reverse share split, the Board of Trustees believes it is fair and advisable to preserve the current economic rights of the preferred shareholders upon the occurrence of the reverse share split being proposed at the annual meeting. Consequently, the reverse share split is conditioned upon the approval by Vinings' shareholders of the amendments to the Certificate of Designation described under this Proposal 2. The reverse share split cannot become effective until the First Amendment has been filed with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston.


VOTE REQUIRED FOR APPROVAL


     A quorum being present, the affirmative vote of a majority of the votes entitled to be cast by (1) common shareholders of record, and (2) preferred shareholders of record, voting as a separate class, is required to approve the amendments to the Certificate of Designation. The amendments to the Certificate of Designation will become effective only if the reverse share split proposal, which is described under Proposal 1 of this Proxy Statement, is also ratified by the shareholders.

     THE BOARD OF TRUSTEES RECOMMENDS THAT VININGS' SHAREHOLDERS VOTE "FOR" THE AMENDMENTS TO THE CERTIFICATE OF DESIGNATION. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE AMENDMENTS TO THE CERTIFICATE OF DESIGNATION, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.



                                   PROPOSAL 3:
                              ELECTION OF TRUSTEES


     The Board of Trustees of Vinings currently consists of five members, each of whom serves for a one year term and until the election and qualification of his or her successor.


     At the annual meeting, five trustees will be elected to serve until the 2002 annual meeting of shareholders and until the election and qualification of his or her successor. The Board has nominated Peter D. Anzo, Stephanie A. Reed, Phill D. Greenblatt, Henry Hirsch and John Christy, each of whom currently serves as a trustee, for election as trustees. Information with respect to the persons nominated by the Board of Trustees for election as trustees is shown below under "Information Regarding Trustees." Unless otherwise specified in the proxy, it is the intention of the proxy holders to vote the shares represented by each properly executed proxy for the election as trustees of each of the nominees. Each of the nominees has agreed to stand for election, has agreed to serve if elected as a trustee and has consented to being named in this Proxy Statement. If any of the persons nominated by the Board fails to stand for election or is unable to accept election, however, proxies not marked to the contrary will be voted in favor of the election of such other person as the Board may recommend.



VOTE REQUIRED FOR APPROVAL

     A quorum being present, the affirmative vote of a majority of the votes cast at the annual meeting is necessary to elect a nominee as a trustee of Vinings. Only the holders of common shares are entitled to vote in the election of trustees.


     Mr. Anzo is the beneficial owner of a majority of Vinings' common shares, controlling approximately 59% as of the date of this Proxy Statement. Mr. Anzo has stated that he intends to vote in favor of each of the nominees for election as trustees. Because only the holders of common shares are entitled to vote on Proposal 3, all of the nominees for election to the Board of Trustees will be elected.

     THE BOARD OF TRUSTEES OF VININGS RECOMMENDS THAT VININGS' SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE FIVE NOMINEES AS TRUSTEES OF VININGS.



INFORMATION REGARDING TRUSTEES
------------------------------

MEETINGS OF BOARD OF TRUSTEES AND COMMITTEES

     During fiscal 2000, the Board of Trustees of Vinings held seven meetings. Each trustee who is currently a trustee attended 100% of the total number of meetings held by the Board of Trustees and meetings held by all committees of the Board of Trustees on which that trustee served.


AUDIT COMMITTEE

     The Audit Committee of the Board, which currently consists of Ms. Reed and Mr. Hirsch did not meet during fiscal 2000, but did meet to review Vinings' December 31, 2000 Annual Report on Form 10-K. Vinings' common shares trade on the OTC (Over-the-Counter) Bulletin Board, and, accordingly, Vinings is not subject to the rules of the Nasdaq Stock Market. During the last fiscal year, the Audit Committee did not consist solely of members who are independent directors within the meaning of Rule 4200(a)(14) of the Market Place Rules of the Nasdaq Stock Market. Ms. Reed does not meet the independence requirements under the meaning of the foregoing rule because she is an officer of Vinings. However, the Board determined that it was in the best interests of Vinings for Ms. Reed to be a member of the Audit Committee. While the Board has not adopted a written charter for the Audit Committee, the functions of the Audit Committee include, among others: reviewing the financial statements of Vinings and the scope of the annual audit; monitoring Vinings' internal financial and accounting controls; and recommending to the Board the appointment of independent public accountants.


COMPENSATION COMMITTEE

     With the resignation of Gilbert H. Watts, Jr. and James D. Ross as trustees in March 2000, both of whom were members of the Compensation Committee, and given that there are no executives other than Mr. Anzo, the President, Chief Executive Officer and Chairman of the Board of Trustees, and Ms. Reed, Vice President, Secretary, Treasurer and a trustee, Vinings no longer has a formal Compensation Committee. However, Mr. Anzo and Ms. Reed will make general recommendations to and review with the Board of Trustees any compensation that may be granted to anyone other than themselves.


COMPENSATION OF TRUSTEES

     Trustees who are officers of Vinings do not receive compensation for services as trustees. Trustees who are not officers of Vinings receive compensation for their services as the Board may from time to time determine. During fiscal 2000, the non-employee trustees did not receive any compensation for their services.

     In addition, the non-employee trustees are eligible to participate in Vinings' 1997 Stock Option and Incentive Plan. No awards were made or granted during fiscal 2000.


INFORMATION REGARDING TRUSTEES

     Set forth below is information regarding the current five trustees of Vinings.

                                              Trustee
           Name                                Since
           -------------------                -------
           Peter D. Anzo                        1996
           Stephanie A. Reed                    1996
           John A. Christy                      2000
           Phill D. Greenblatt                  1996
           Henry Hirsch                         1996

     Peter D. Anzo, age 47, has been Chief Executive Officer, President and Chairman of the Board of Trustees since 1996. He has also been Chief Executive Officer and a director of The Vinings Group, Inc. and affiliates since 1987. From 1990 through 1997 Mr. Anzo was Chief Executive Officer and a director of A&P Investors, Inc. Mr. Anzo has been a delegate of the National Apartment Association since 1995. He has been on the Legislative Committee of NAA since 1991 and is the current Chairman. He is also past Chairman of the Political Action Committee of NAA. He has been past Co-Chairman of the Government Affairs Committee since 1995, Co-Chairman of the Affordable Housing Task Force and was a director from 1992 until 1998 of the Atlanta Apartment Association. He was a director of the Georgia Apartment Association from 1993 to 1998. From 1983 until 1986, Mr. Anzo served as Vice President of Acquisitions of First Investment Companies, where he was involved in the management and acquisition of commercial apartment properties throughout the United States. Mr. Anzo was Vice President, Dispositions of Balcor/American Express from 1981 until 1983, where he was involved in the sale of apartment communities and commercial properties in the United States. Prior to 1981, Mr. Anzo was involved in the management, leasing, purchase and construction of real property with The Beaumont Company and Linkletter Properties.

     Stephanie A. Reed, age 43, has been Vice President, Secretary, Treasurer and a trustee since 1996. Since 1991, Ms. Reed has been Vice President and a director of The Vinings Group, Inc. and affiliates. From 1987 to 1991, Ms. Reed was Vice President-Development of The Sterling Group, Inc., a multifamily development company located in Atlanta, Georgia where she was responsible for all phases of development for multifamily projects. Prior to 1987, she served as Vice President-Finance of The Sterling Group, Inc., in the syndication and management of multifamily projects. Prior to joining The Sterling Group, Inc., she was a certified public accountant for independent public accounting firms in Atlanta, Georgia and Orlando, Florida.

     John A. Christy, age 45, has been a trustee since May 1, 2000. Mr. Christy is currently a partner of Schreeder, Wheeler & Flint, LLP, an Atlanta law firm, where he focuses his law practice in the areas of real estate, litigation and bankruptcy. He graduated from Duke University in 1977 and Emory University School of Law in 1980. Mr. Christy is a member of the Atlanta Bar Association.

     Phill D. Greenblatt, age 55, has been a trustee since 1996. Since 1975, Mr. Greenblatt has been President of p.d.g. Real Estate Co., Inc., a real estate brokerage and investment firm which invests in multifamily, retail and industrial properties in Colorado, Arizona and Florida. From 1971 through 1974, Mr. Greenblatt was a commercial sales associate with Heller-Mark Realty. He also served as an investment banking officer for the First National Bank of Denver from 1968 to 1971.

     Henry Hirsch, age 64, has been a trustee since 1996. Mr. Hirsch is Chairman of the Board of Engineered Concepts, Inc., ECI Management Corporation and ECI Realty, and is President of ECI Properties, positions which he has held for over ten years. Mr. Hirsch has been involved in the real estate business since 1968, specializing in multifamily apartment development. He and his related entities currently own and/or manage over 3,500 apartment units, as well as office buildings. The construction arm of his related entities has completed over $300,000,000 of new construction and rehabilitation. Mr. Hirsch is a Certified Apartment Property Supervisor with the National Apartment Association. He has served on the Hotpoint Builders Advisory Council and National Association of Home Builders, and has served as a director and past President of the Atlanta Apartment Association. He has also served as a Regional Vice President of the National Apartment Association.


INFORMATION REGARDING EXECUTIVE OFFICERS

     Listed below are the names of the executive officers of Vinings. The names and ages of all executive officers of Vinings and principal occupation and business experience during at least the last five years is discussed above in "Information Regarding Trustees."

     Name                               Position
     ------------------                 ---------------------------------------
     Peter D. Anzo                      President, Chief Executive Officer and
                                        Chairman of the Board of Trustees

     Stephanie A. Reed                  Vice President, Secretary and Treasurer


EXECUTIVE COMPENSATION
----------------------

SUMMARY COMPENSATION TABLE

     The following table shows for the fiscal years ended December 31, 2000, 1999 and 1998 the annual compensation paid by Vinings to the Chief Executive Officer. Vinings had no executive officers who earned in excess of $100,000 during fiscal year 2000.

                                       Annual Compensation                     Long Term Compensation
                             ----------------------------------------    ----------------------------------
                                                                                    Awards                      Payouts
                             -------- ------ ----------- ------------    ------------------------------------ --------------
(a)                          (b)      (c)    (d)         (e)             (f)          (g)            (h)       (i)
                                                                                       Securities
                                                                         Restricted    Underlying                  All
                                                        Other Annual       Stock       Warrants/     LTIP         Other
                                      Salary  Bonus     Compensation       Award       Options      Payouts    Compensation
Name                         Year     ($)     ($)       ($)              ($)          (#)            ($)       ($)
---------------------------- -------- ------ ----------- ------------    ------------ -------------- --------- ---------------
Peter D. Anzo (1)            2000     -       -           -               -            -              -         -
  President, Chief           1999     -       -           -               -            -              -         -
  Executive Officer          1998     -       40,000(2)   -               -            35,000(3)      -         -
  and Chairman of
  the Board of Trustees
----------------------------

(1) Mr. Anzo did not receive any salary compensation from Vinings for services rendered in his capacity as President, Chief Executive Officer and Chairman of the Board of Trustees of Vinings during the fiscal years ended December 31, 2000, 1999 or 1998.

(2) Represents a bonus in the form of 10,000 common shares that had an aggregate market value as of July 1, 1998, the date of the grant, of $40,000.

(3) Represents stock options granted pursuant to Vinings' 1997 Stock Option and Incentive Plan.


OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted during fiscal 2000.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

     The following table sets forth the common shares acquired and the value realized upon exercise of stock options during fiscal 2000 by the Chief Executive Officer (who is the only executive officer named in the Summary Compensation Table) and information concerning the number and value of unexercised stock options. There are currently no outstanding SARs.

(a)                 (b)                (c)             (d)                               (e)
                                                       Number of Securities              Value of Unexercised
                    Shares Acquired    Value           Underlying Unexercised            In-the-Money Options/
Name                on Exercise        Realized        Options/Warrants at FY-End(#)     Warrants at FY-End (#) (1)
----                -----------        --------        ------------------------------    --------------------------
                    (#)                ($)             Exercisable   Unexercisable       Exercisable     Unexercisable
                    ---                ---             -----------   -------------       -----------     -------------

Peter D. Anzo       -                  -                 40,000          -                   -(1)              -
-------------------


(1) As of December 31, 2000, Mr. Anzo's stock options were not "in-the-money" because the market value of the underlying shares was less than or equal to the exercise price of the options.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     With the resignation of Gilbert H. Watts, Jr. and James D. Ross as trustees in March 2000, both of whom were members of the Compensation Committee, and given that there are no executives other than Mr. Anzo, the President, Chief Executive Officer and Chairman of the Board of Trustees and Ms. Reed, Vice President, Secretary, Treasurer and a trustee, Vinings no longer has a formal Compensation Committee. However, Mr. Anzo and Ms. Reed will make general recommendations to and review with the Board of Trustees any compensation that may be granted to anyone other than themselves.

     Effective March 1, 2000, 628,927 common shares of Vinings were purchased in a privately negotiated transaction by the officers of Vinings, one of their affiliates and an affiliate of one of the trustees of Vinings from a limited number of shareholders, which included three of the trustees and several of their affiliates. In connection with the stock transaction, the three selling trustees - James D. Ross, Martin H. Petersen and Gilbert H. Watts, Jr. - resigned from the Board of Trustees.

     On March 15, 2000, the Board of Trustees voted to waive the ownership limitations in Vinings' Declaration of Trust with respect to shareholders acquiring shares in the above transaction, as well as with respect to several holders of preferred shares.


AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

     The Audit Committee has reviewed and discussed the audited financial statements of Vinings for the fiscal year ended December 31, 2000 with Vinings' management. The Audit Committee has discussed with Habif, Arogeti & Wynne LLP, Vinings independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from Habif, Arogeti & Wynne LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Habif, Arogeti & Wynne LLP with that firm. The Audit Committee reviewed non-audit services provided by its independent accountants for the last fiscal year, and determined that those services did not impair the accountants' independence. The Audit Committee is also responsible for handling disagreements with Vinings' independent accountants or the termination of their engagement.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Vinings' audited financial statements be included in Vinings' Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC. In addition, the Audit Committee reviewed and recommended to the Board that Habif, Arogeti & Wynne LLP be retained by Vinings for the fiscal year ended December 31, 2001.


                        Submitted by The Audit Committee

              Stephanie A. Reed                    Henry Hirsch


SHAREHOLDER RETURN PERFORMANCE GRAPH


     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Vinings' common shares with the cumulative total return of the National Association of Real Estate Investment Trusts' ("NAREIT") Equity REIT Total Return Index (the "NAREIT Equity Index") and companies on the Standard & Poor's (S&P) 500 Stock Index. The returns are based on the market price of the shares and assume the reinvestment of dividends. The calculation of total cumulative return assumes a $100 investment in the shares on December 31, 1995. The comparisons in the table are historical and are not intended to forecast or be indicative of possible future performance of Vinings' common shares.

                          1995     1996    1997     1998     1999     2000
                          ----     ----    ----     ----     ----     ----
  Vinings Investment
    Properties Trust      100      166     166      145      141      70
  NAREIT Equity Index     100      135     163      134      128      162
  S & P 500 Index         100      123     164      211      255      232




PRINCIPAL AND MANAGEMENT SHAREHOLDERS
-------------------------------------

     The following table sets forth, to the best knowledge and belief of Vinings, information regarding the beneficial ownership of Vinings shares as of March 12, 2001 by (a) each person known by Vinings to be the beneficial owner of more than 5% of the outstanding common shares, (b) each of the trustees, (c) each of the executive officers of Vinings and (d) all of Vinings' executive officers and trustees as a group. Unless otherwise indicated, the address for those listed below is c/o Vinings Investment Properties Trust, 2839 Paces Ferry Road, Suite 1170, Atlanta, GA 30339.


                                                   Amount and Nature
   Name and Address                                  of Beneficial    Percent of
  of Beneficial Owner                                 Ownership (1)    Class (2)
----------------------------                       -----------------  ----------

 Kinder Gelt, L.P....................................  588,235  (3)       34.83%
 2700 Delk Road
 Suite 100
 Marietta, GA  30067

 Strico Vinings, LLC.................................  470,588  (3)       29.95%
 6065 Roswell Road
 Suite 800
 Atlanta, GA 30328

 Watts Agent, L.P....................................  470,588  (3)       29.95%
 1006 Trammel Street
 Dalton, GA 30720

 Lawrence E. Cooper..................................  235,294  (3)       17.61%
 1150 Lake Hearn Drive
 Suite 650
 Atlanta, GA 30342

 Sylco, L.P .........................................  117,647  (3)        9.66%
 1150 Lake Hearn Drive
 Suite 650
 Atlanta, GA 30342

 VIP Management, LLC.................................  100,000             9.09%

 Hirsch Investments, LLC.............................   84,500             7.68%
 2700 Delk Road
 Suite 100
 Marietta, GA 30067

 Peter D. Anzo.......................................  714,064  (4)       61.51%
 Stephanie A. Reed...................................   53,059  (5)        4.71%
 John A. Christy.....................................      600  (6)          *
 Phill D. Greenblatt.................................   61,917  (7)        5.44%

 Henry Hirsch........................................  684,638  (8)       40.34%


 All trustees and officers as a group (5 persons)....1,514,278  (9)      83. 16%

----------------------

*    Less than 1%

(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote that security or the power to dispose of that security. The amounts set forth above as beneficially owned include shares owned or controlled, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. For purposes of Rule 13d-3, a person is deemed to be the beneficial owner of a security if that person has the right to acquire voting or investment power with respect to that security within 60 days.

(2) Percentages are calculated on the basis of 1,100,487 common shares outstanding as of March 12, 2001, together with applicable options or convertible securities of each shareholder exercisable for common shares within 60 days of March 12, 2001.

(3) The shares reported may be acquired within 60 days of March 12, 2001 upon conversion of the preferred shares into common shares on a one-for-one basis at the option of the shareholder, or at the election of Vinings into an amount of cash equal to the fair market value of the common shares at the time of the conversion.


(4) Mr. Anzo's holdings can be summarized as follows: (a) 553,625 common shares held directly; (b) 100,000 common shares held indirectly through VIP Management, LLC, an entity that he currently controls; (c) 40,000 vested stock options; and (d) 20,439 common units of Vinings' operating partnership held directly. Mr. Anzo's stock options and common units may be exercised or exchanged, respectively, for common shares on a one-for-one basis within 60 days of March 12, 2001.


(5) Ms. Reed's holdings can be summarized as follows: (a) 27,718 common shares held directly; (b) 12,500 vested stock options; (c) 11,765 preferred shares held directly; and (d) 1,076 common units of Vinings' operating partnership held directly. Ms. Reed's stock options and common units may be exercised or exchanged, respectively, for common shares on a one-for-one basis within 60 days of the date of this report. Ms. Reed's preferred shares may be converted into common shares on a one-for-one basis at her option, or at the election of Vinings, into an amount of cash equal to the fair market value of the common shares at the time of the conversion, within 60 days of March 12, 2001.

(6) Mr. Christy disclaims beneficial ownership of the 600 common shares, as these shares are owned by his wife.

(7) Mr. Greenblatt's holdings can be summarized as follows: (a) 24,005 common shares held directly; (b) 8,500 vested stock options; and (c) 29,412 preferred shares held directly. Mr. Greenblatt's stock options may be exercised within 60 days of the date of this report. Mr. Greenblatt's preferred shares may be converted into common shares on a one-for-one basis at his option, or at the election of Vinings, into an amount of cash equal to the fair market value of the common shares at the time of the conversion, within 60 days of March 12, 2001.


(8) Mr. Hirsch's holdings may be summarized as follows: (a) 60,012 common shares held directly; (b) 8,500 vested stock options; (b) 588,235 preferred shares held indirectly through Kinder Gelt, L.P., an entity that he currently controls; (c) 15,889 common shares held indirectly through an entity that he currently controls; and (d) 12,002 common shares held in trust for the benefit of others, of which Mr. Hirsch's wife is a trustee. Mr. Hirsch may be deemed to beneficially own the 12,002 common shares by virtue of the fact that his wife is a co-trustee. Mr. Hirsch expressly disclaims beneficial ownership of the 12,002 common shares held in trust and the filing of this Proxy Statement shall not be deemed an admission that Mr. Hirsch is the beneficial owner of these common shares. Mr. Hirsch's stock options may be exercised within 60 days of the date of this Proxy Statement. Mr. Hirsch's preferred shares may be converted into common shares on a one-for-one basis at his option, or at the election of Vinings, into an amount of cash equal to the fair market value of the common shares at the time of the conversion within 60 days of March 12, 2001.


(9) The trustees' and officers' holdings, as a group, may be summarized as follows: (a) 665,360 common shares held directly; (b) 128,491 common shares held indirectly; (c) 69,500 vested stock options; (d) 21,515 common units of Vinings' operating partnership held directly; (e) 41,177 preferred shares held directly; and (f) 588,235 preferred shares held indirectly. The Trustees' and officers' stock options, common units and preferred units may be exercised or exchanged, respectively, for an equal number of common shares within 60 days of March 12, 2001.


CHANGE OF CONTROL
-----------------

     Vinings has experienced a change of control since the beginning of fiscal 1999. As of January 1, 1999, Vinings had four significant beneficial owners of its common shares: Financial & Investment Management Group, Ltd. - 28.24%, Peter
D. Anzo - 12.13%, Martin H. Petersen - 8.73% and Clifford K. Watts - 8.18%. As a result of the transactions described below, Mr. Anzo now is the beneficial owner of a majority of Vinings' common shares, holding 61.51% of the common shares as of the date of this Proxy Statement. All information regarding share ownership has been derived from the most recently filed Schedule 13D for that person.

     Effective March 1, 2000, in a private transaction that was completed on or about March 17, 2000, Mr. Anzo acquired beneficial ownership of an additional 547,982 common shares of Vinings.


     Of the 547,982 common shares acquired by Mr. Anzo, 437,225 shares were acquired for an aggregate purchase price of $2,382,876. The consideration for the purchase of the 437,225 shares was comprised of four sources: (1) a personal loan to Mr. Anzo from Watts Agent, L.P. dated March 1, 2000 in the amount of $1,285,000, which is secured by a pledge of 566,966 of Mr. Anzo's common shares, evidenced by the Margin Stock Pledge Agreement and the Amendment to the Margin Stock Pledge Agreement both dated as of March 1, 2000 and which have been filed as exhibits to Mr. Anzo's Amendment No. 4 to Schedule 13D filed on May 2, 2000 and the Schedule 13E-3 filed jointly by Mr. Anzo and Vinings concurrently with this Proxy Statement, (2) a draw on a home-equity line of credit from Regions Bank in the amount of $500,000 which has also been filed as an exhibit to Mr. Anzo's Amendment No. 4 to Schedule 13D filed on May 2, 2000, (3) an exchange of specific partnership interests and other economic interests held by Mr. Anzo in specific real estate investments with one of the sellers of shares totaling $400,003, and (4) personal funds of Mr. Anzo.

     An aggregate of 100,000 of these shares were acquired for an aggregate purchase price of $545,000 by VIP Management, LLC ("VIP"), an affiliate of the officers of Vinings. By virtue of his ownership interest in VIP, Mr. Anzo may be deemed the beneficial owner of the securities over which VIP has voting and dispositive power.


     Mr. Anzo has the right to acquire the remaining 10,757 shares upon conversion of an equal number of common units in the Operating Partnership. The common units were acquired for an aggregate purchase price of $58,626. The consideration for the purchase of the 10,757 common units was the exchange of specific partnership interests and other economic interests held by Mr. Anzo in specific real estate investments with the seller of the common units.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

     Vinings is a party to management agreements with VIP, an affiliate of Mr. Anzo and Ms. Reed, to provide management services to the properties owned by Vinings. A total of $484,794 in management and data processing fees was incurred by Vinings during 2000. In addition, during 2000 VIP provided a number of services to Vinings relating to administrative, acquisition and capital and asset advisory services. Some direct costs paid on Vinings' behalf were reimbursed to VIP and VIP has charged Vinings for overhead charges, including Vinings pro-rata share of rent and administrative charges and a pro-rata portion of salaries and benefits for the officers and other employees providing services to Vinings.

     Effective July 1, 2000, Vinings restructured its relationship with VIP, which now administers Vinings for an advisory fee equal to 1 1/2% of gross revenues, including revenues from properties held by a joint venture in which Vinings holds a 20% interest and is the general partner. The advisory fee is in lieu of reimbursing VIP for all overhead, salaries and other costs attributable to Vinings' operations. The total paid to VIP for these services during 2000 was $328,933. These payments to VIP represent greater than 5% of VIP's gross revenues for its last full fiscal year. Mr. Anzo may be deemed to have an indirect material interest in these transactions because he is a managing member of VIP and currently owns 90% of its membership interests. Ms. Reed may also be deemed to have an indirect material interest in these transactions because she is also a managing member of VIP and currently owns the remaining 10% of VIP's membership interests. Vinings expects that VIP will continue to provide management and asset advisory services to Vinings in the current fiscal year.

     In connection with Vinings' acquisition of eight multifamily communities in Mississippi on May 1, 1999, MFI Realty, Inc., an affiliate of Mr. Anzo and Ms. Reed, received an acquisition fee from Vinings totaling $400,276, which represents greater than 5% of MFI's gross revenues for its last full fiscal year. Mr. Anzo is an officer of MFI and may be deemed to have an indirect material interest in this transaction as a result of his majority ownership interest in the parent company that owns MFI. Ms. Reed is also an officer of MFI and may be deemed to have an indirect material interest in this transaction as a result of her minority ownership interest in the parent company that owns MFI. Vinings does not expect to pay any additional fees to MFI in its current fiscal year unless MFI presents Vinings with another acquisition opportunity.

     Vinings believes that all of the above relationships and transactions are fair and reasonable and are on terms at least as favorable to Vinings as those which might have been obtained with unrelated third parties. A majority of the disinterested trustees at the time approved all of the above transactions.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

     Vinings' officers, trustees and beneficial owners of more than 10% of Vinings' shares are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to Vinings. Based solely on a review of the copies of reports and amendments thereto furnished to Vinings, Vinings believes that during fiscal 2000, no person who was a Trustee, officer or greater than 10% beneficial owner of Vinings' shares failed to file on a timely basis any report required by Section 16(a), except that the following had late filings during fiscal 2000: Peter D. Anzo (Form 5 for the purchase of common units in the Operating Partnership, and for the purchase of and disposition of common shares); Phill D. Greenblatt (Form 5 for the purchase of preferred units in the Operating Partnership); Henry Hirsch (Form 5 for the purchase of preferred units in the Operating Partnership); Martin H. Petersen (Form 5 for purchase of common units in the Operating Partnership and Form 4 for the disposition of common units in the Operating Partnership and the disposition of common shares); Stephanie Reed (Form 5 for the purchase of preferred units in the Operating Partnership); Gilbert H. Watts, Jr. (Form 5 for the purchase of preferred units in the Operating Partnership and Form 4 for the disposition of common shares); and James D. Ross (Form 4 for the disposition of common shares). In addition, because Vinings did not receive a Form 4 from each of Strico Vinings, LLC and Lawrence Cooper, who are beneficial owners of more than 10% of Vinings' shares, Vinings believes that they did not timely file these required reports, disclosing the acquisition by each of them of preferred units, under Section 16(a) of the Exchange Act.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
---------------------------------------------------------------


     In the event the reverse share split is not ratified or, if ratified, the Board of Trustees determines it is not in the best interests of the Trust to terminate the registration of the common shares under the Exchange Act, then shareholders may submit proposals for consideration at the 2002 annual meeting of shareholders under Rule 14a-8 of the Exchange Act. Shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Vinings' proxy statement and form of proxy must be received by Vinings on or before [______________________], 2002 in order to be considered for inclusion in Vinings' proxy statement for that meeting. However, if the date of the 2002 annual meeting is more than 30 days before or after the date of the 2001 annual meeting, then the deadline is a reasonable time before Vinings begins to print and mail its proxy materials. The proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement and should be directed to: Secretary, Vinings Investment Properties Trust, 2839 Paces Ferry Road, Suite 1170, Atlanta, GA 30339.



INDEPENDENT ACCOUNTANTS
-----------------------


     The Board of Trustees has selected the firm of Habif, Arogeti & Wynne LLP, independent public accountants, as the auditors of the financial statements of Vinings and its subsidiaries for its current fiscal year ending December 31, 2001. A member of Habif, Arogeti & Wynne LLP will be available at the annual meeting and will be given the opportunity to make a statement and to answer appropriate questions any shareholder may have with respect to the financial statements of Vinings for fiscal 2000.



AUDIT FEES


     Fees for the fiscal year 2000 audit and the review of Forms 10-Q total $37,840, of which an aggregate amount of $7,840 was billed through December 31, 2000.



FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Habif, Arogeti & Wynne LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.


ALL OTHER FEES

     Aggregate fees billed for audit and tax services rendered to subsidiary partnerships of Vinings by Habif, Arogeti & Wynne LLP for the fiscal year ended December 31, 2000 total $43,750.


FINANCIAL AND OTHER INFORMATION
-------------------------------

MARKET FOR REGISTRANT'S COMMON SHARES OF BENEFICIAL INTEREST

     o    STOCK QUOTATION


     Vinings' common shares of beneficial interest are currently traded on the over-the-counter Bulletin Board under the symbol "VIPIS." On April 9, 2001, the last trading day prior to Vinings' announcement of its intention to effect a reverse share split, the closing sale price for Vinings' common shares, as reported on the over-the-counter Bulletin Board, was $2.11 per share. On June 26, 2001 the closing sale price for Vinings' common shares was $3.00.

     o    MARKET INFORMATION


     The high and low sales prices for each quarterly period during fiscal 2001, 2000 and 1999, which reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions, are as follows:

                      ------------        ------------         --------------
                         2001                 2000                  1999
                      ------------        ------------         --------------
     Quarter Ended    High    Low         High   Low           High      Low
     -------------    ----    ---         ----   ---           ----      ---
     March 31         2.38    1.94        5.00    3.38         4.31      3.50
     June 30          3.00    2.01        3.50    2.50         4.38      3.56
     September 30     -       -           3.00    1.88         4.38      4.00
     December 31      -       -           2.50    1.94         4.63      4.00


     o    DIVIDENDS

     For fiscal year 1999, Vinings declared cash distributions per common share as shown below. Vinings did not declare or pay any cash distributions on common shares during fiscal 2000 or 2001. Vinings intends to pay distributions when operating cash flow permits.



             -------------     -------------     ----------------
              Record Date       Payment Date      Dividend Amount
             -------------     -------------     ----------------
                8/16/99            9/1/99             $0.05
               11/26/99           12/8/99             $0.05

FINANCIAL INFORMATION

     The  following  financial  information  and  management's   discussion  and
analysis of financial condition and results of operations are taken from Vinings' Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. This information supplements the information contained in Vinings' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements contained under the caption "Selected Financial Data" on page 9 therein, which is enclosed with this Proxy Statement and which has been filed with the SEC and is incorporated herein by reference. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains information that we file electronically with the SEC.

                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  (unaudited)

                                                                                   March 31,        December 31,
                                                                                     2001               2000
                                                                                ----------------   ----------------

Real estate assets:
    Land                                                                            $ 8,247,900         $8,247,900
    Buildings and improvements                                                       55,690,190         55,664,805
    Furniture, fixtures & equipment                                                   4,209,751          4,154,701
Less:  accumulated depreciation                                                      (6,161,644)        (5,593,555)
                                                                                ----------------   ----------------
         Net real estate assets                                                      61,986,197         62,473,851

Investment in unconsolidated Joint Venture                                            1,226,906          1,321,522
Cash and cash equivalents                                                               369,592            813,975
Restricted cash                                                                       1,433,582          1,892,288
Receivable from Joint Venture                                                             9,157             12,141
Receivables and other assets                                                            373,285            286,407
Deferred financing costs, less accumulated amortization of $194,783 and
    $183,307 at March 31, 2001 and December 31, 2000, respectively                       94,782             82,258
Deferred leasing costs, less accumulated amortization of $81,559 and
    $78,071 at March 31, 2001 and December 31, 2000, respectively                        15,346             18,834
                                                                                ----------------   ----------------
Total assets                                                                       $ 65,508,847        $66,901,276
                                                                                ================   ================


LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage notes payable                                                             $ 54,654,583        $54,742,209
Line of credit                                                                        2,000,000          1,864,990
Accounts payable and accrued liabilities                                              1,367,282          1,913,845
Dividends payable to Preferred Shareholders                                             232,376            464,750
                                                                                ----------------   ----------------
         Total liabilities                                                           58,254,241         58,985,794
                                                                                ----------------   ----------------
Minority interests of unitholders in Operating Partnership:                            (288,033)          (171,935)
                                                                                ----------------   ----------------

Shareholders' equity:
    Series A convertible preferred shares of beneficial interest, (par value
    $.01 per share) 2,050,000 authorized, 1,988,235 shares issued and outstanding at March 31, 2001 and
    December 31,  2000                                                                8,867,529          8,867,529
    Common shares of beneficial interest, without par or stated value,
    25,000,000 authorized,  1,100,487 and 1,100,488 shares issued and
    outstanding at March 31, 2001 and December 31, 2000,  respectively                        -                  -

    Additional paid in capital                                                        3,288,851          3,295,966
    Accumulated deficit                                                              (4,613,741)        (4,076,078)
                                                                                ----------------   ----------------

       Total shareholders' equity                                                     7,542,639          8,087,417
                                                                                ----------------   ----------------

Total liabilities and shareholders' equity                                         $ 65,508,847        $66,901,276
                                                                                ================   ================

The accompanying notes are an integral part of these consolidated financial statements.



                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                                               For the three months ended March 31,
                                                                                   2001                  2000
                                                                               -------------         --------------
REVENUES

     Rental revenues                                                            $ 2,665,121            $ 2,718,309
     Other property revenues                                                        158,046                148,457
     Other income                                                                    14,857                 12,620
                                                                               -------------         --------------
                                                                                  2,838,024              2,879,386
                                                                               -------------         --------------
EXPENSES

     Property operating and maintenance                                           1,169,170              1,103,341
     Depreciation and amortization                                                  571,577                563,408
     Amortization of deferred financing costs                                        11,476                 17,536
     Interest expense                                                             1,285,730              1,289,235
     General and administrative                                                     126,842                187,812
                                                                               -------------         --------------
                                                                                  3,164,795              3,161,332
     Loss before equity in loss of unconsolidated
         Joint Venture and minority interests                                      (326,771)              (281,946)

     Equity in loss of unconsolidated Joint Venture                                 (94,615)               (63,707)
                                                                               -------------         --------------

     Loss before minority interests                                                (421,386)              (345,653)

     Less Minority interests in Operating Partnership:
         Preferred partnership interests                                                  -                336,758
         Common partnership interests                                              (116,098)              (123,240)
                                                                               -------------         --------------

     Net loss                                                                      (305,288)              (559,171)
                                                                               -------------         --------------

         Distributions to preferred shareholders                                    232,375                      -
                                                                               -------------         --------------

     Net loss available to common shareholders                                    $(537,663)             $(559,171)
                                                                               =============         ==============

NET LOSS PER SHARE - BASIC                                                          $ (0.49)               $ (0.51)
                                                                               =============         ==============
NET LOSS PER SHARE - DILUTED                                                        $ (0.49)               $ (0.51)
                                                                               =============         ==============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                                       1,100,487              1,100,491
                                                                               =============         ==============
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                                     1,339,734              1,343,037
                                                                               =============         ==============

The accompanying notes are an integral part of these consolidated financial statements.



                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                   For the three months ended March 31, 2001
                                   (unaudited)


                                                    Series A       Common Shares                         Total
                                                   Convertible     of beneficial     Cumulative      shareholders'
                                                 Preferred Shares    interest         earnings          equity
                                                ----------------   --------------   --------------   --------------

BALANCE AT DECEMBER 31, 2000                          8,867,529        3,295,966       (4,076,078)       8,087,417

Net Loss                                                      -                -         (537,663)        (537,663)

Retirement of shares                                          -               (3)               -               (3)

Adjustment for redemption of minority interest
    of unitholders in Operating Partnership                   -           (7,112)               -           (7,112)
                                                ----------------   --------------   --------------   --------------
BALANCE AT MARCH 31, 2001                           $ 8,867,529       $3,288,851     $ (4,613,741)     $ 7,542,639
                                                ================   ==============   ==============   ==============

The accompanying notes are an integral part of these consolidated financial statements.


                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)

                                                                              For the three months ended March 31,
                                                                                2001                     2000
                                                                            --------------           -------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                                        $(305,288)             $ (559,171)
                                                                            --------------           -------------
Adjustments to reconcile net loss to net cash provided by operating activities:

        Depreciation and amortization                                             571,577                 563,408
        Amortization of deferred financing costs                                   11,476                  17,536
        Equity in loss of unconsolidated Joint Venture                             94,615                  63,707
        Minority interests in Operating Partnership:
           Preferred partnership interests                                              -                 336,758
           Common partnership interests                                          (116,098)               (123,240)
        Distributions to preferred unitholders                                          -                (464,750)
        Changes in assets and liabilities, net of the effect
           of real estate assets acquired
               Restricted cash                                                    458,706                 367,817
               Receivable from Joint Venture                                        2,984                   7,650
               Receivables and other assets                                       (86,878)                (15,551)
               Accounts payable and accrued liabilities                          (546,563)               (565,019)
                                                                            --------------           -------------

        Total adjustments                                                         389,819                 188,316
                                                                            --------------           -------------

Net cash provided (used) by operating activities                                   84,531                (370,855)
                                                                            --------------           -------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures                                                              (80,434)                (37,779)
                                                                            --------------           -------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Deferred financing costs                                                          (24,000)                 (5,000)
Net proceeds  from line of credit                                                 135,010                 150,000
Principal repayments on mortgage notes payable                                    (87,626)                (80,584)
Purchase of retired shares                                                             (3)                    (15)
Distributions to preferred shareholders                                          (464,749)                      -
Redemption of minority interests of unitholders in Operating Partnership           (7,112)                      -
                                                                            --------------           -------------

Net cash provided (used) by financing activities                                 (448,480)                 64,401
                                                                            --------------           -------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                        (444,383)               (344,233)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  813,975                 916,215
                                                                            --------------           -------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $ 369,592                $571,982
                                                                            ==============           =============

The accompanying notes are an integral part of these consolidated financial statements.

                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)
                                 March 31, 2001

NOTE 1 - BUSINESS AND ORGANIZATION

Vinings Investment Properties Trust ("Vinings" or the "Trust") was organized on December 7, 1984 as a mortgage real estate investment trust ("REIT") whose original plan was to liquidate within approximately ten years. On February 28, 1996, Vinings Investment Properties, Inc. completed a tender offer to acquire control of the Trust in order to rebuild Vinings assets by expanding into the multifamily real estate markets through the acquisition of garden style apartment communities that are leased to middle-income residents. Effective July 1, 2000, Vinings no longer qualifies as a REIT for federal income tax purposes and will be taxed as a corporation (See Note 2).

Vinings currently conducts all of its operations through Vinings Investment Properties, L.P., a Delaware limited partnership (the "Operating Partnership"). As of March 31, 2001, the Trust was the sole 1% general partner and a 91.81% limited partner in the Operating Partnership, controlling 81.16% of the common partnership interests and 100% of the preferred partnership interests (See Note
5).

Vinings currently owns, through wholly-owned subsidiaries, ten apartment communities totaling 1,520 units and a 75,000 square foot, single story business park. In addition, Vinings holds a 20% interest in and is the general partner of an unconsolidated joint venture, which owns through subsidiary partnerships five additional apartment communities totaling 968 units (See Note 4). At March 31, 2001, the average occupancy of Vinings' portfolio, excluding the Joint Venture Properties, as hereinafter defined, was 87%.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and with the instructions to Form 10-Q and Article 10 of Regulation S-X.

The accompanying consolidated financial statements of Vinings include the consolidated accounts of the Trust and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Vinings accounts for its investment in the unconsolidated joint venture using the equity method of accounting. The term "Vinings" or "Trust" hereinafter refers to Vinings Investment Properties Trust and its subsidiaries, including the Operating Partnership.

The minority interests of the common unitholders in the Operating Partnership (the "Common Units") reflected on the accompanying balance sheets are calculated based on the common unitholders' minority interest ownership percentage (17.84% as of March 31, 2001) multiplied by the Operating Partnership's net assets. The Preferred Units were exchanged for Preferred Shares effective April 1, 2000 and are reflected on the accompanying balance sheet as the cash contributed and the accrued liquidation preference of $0.21 per Preferred Share ($417,529 at March 31, 2001).

The minority interests of the common unitholders in the income or loss of the Operating Partnership on the accompanying statements of operations is calculated based on the weighted average minority interest ownership percentage multiplied by income (loss) before minority interests after subtracting income allocated to the preferred partnership interests. The minority interests of the preferred unitholders on the statement of operations for the three months ended March 31, 2000 ($336,758) represents the accrued preferred 11% return on the Preferred Units and the accrued pro rata liquidation preference of $0.21 per Preferred Unit.

Income Taxes
------------

Prior to June 30, 2000, Vinings had elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). As a result, Vinings was generally not subject to federal income taxation on that portion of its income that qualified as REIT taxable income to the extent that Vinings distributed at least 95% of its taxable income to its shareholders and satisfied certain other requirements. Effective July 1, 2000, Vinings no longer qualifies as a REIT for federal income tax purposes and will be taxed as a corporation. The Trust however is not currently generating taxable income and, accordingly, no provisions for federal income taxes and deferred income taxes have been included in the accompanying consolidated financial statements.


Cash and Cash Equivalents
-------------------------

Vinings considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.


Restricted Cash
---------------

Restricted cash consists of real estate tax, insurance and replacement reserve escrows held by mortgagees, which are funded monthly from property operations and released solely for the purpose for which they were established. Restricted cash also includes security deposits collected and held on behalf of the residents and tenants.


Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Real Estate Assets
------------------

Real estate assets are stated at depreciated cost less reductions for impairment, if any. In identifying potential impairment, management considers such factors as declines in a property's operating performance or market value, a change in use, or adverse changes in general market conditions. In determining whether an asset is impaired, management estimates the future cash flows expected to be generated from the asset's use and its eventual disposition. If the sum of these estimated future cash flows on an undiscounted basis is less than the asset's carrying cost, the asset is written down to its fair value. In management's opinion, there has been no impairment of Vinings' real estate assets as of March 31, 2001.

Ordinary repairs and maintenance are expensed as incurred. Major improvements and replacements are capitalized and depreciated over their estimated useful lives when they extend the useful life, increase capacity or improve efficiency of the related asset. Depreciation is computed on a straight-line basis over the useful lives of the real estate assets (buildings and improvements, 5-40 years; furniture, fixtures and equipment, 3-10 years; and tenant improvements, generally over the life of the related lease).


Revenue Recognition
-------------------

All leases are  classified  as operating  leases and rental income is recognized
when  earned,   which   materially   approximates   revenue   recognition  on  a
straight-line basis.


Deferred Financing Costs and Amortization
-----------------------------------------

Deferred financing costs include fees and costs incurred to obtain financing and are capitalized and amortized over the term of the related debt.

Net Loss Per Share
------------------

The following is a reconciliation of net loss available to the common shareholders and the weighted average shares used in Vinings' basic and diluted net loss per share computations:

                                                          For the three months
                                                             Ended March 31,
                                                           2001          2000
                                                  ------------------------------
   Net loss - basic                                    $(305,288)     $(559,171)
   Minority interests in Operating Partnership:
      Preferred partnership interests                          -              -
      Common partnership interests                                     (123,240)
                                                        (116,098)
                                                   -----------------------------
   Total minority interest                              (116,098)      (123,240)
                                                   -----------------------------
   Net loss - diluted                                  $(421,386)     $(682,411)
                                                   =============================

   Weighted average shares - basic                     1,100,487      1,100,491
   Dilutive Securities
      Weighted average Common Units                      239,247       242,546
      Weighted average Preferred Units/Shares                 -              -
      Share options                                           -              -
                                                   -----------------------------
   Weighted average shares - diluted                    1,339,734     1,343,037
                                                   =============================

Both common units and preferred units in the Operating Partnership held by the minority unitholders and preferred shares of the Trust are redeemable for common shares of beneficial interest of the Trust ("Shares") on a one-for-one basis, or for cash, at the option of the Trust. For the three months ended March 31, 2000 and 2001, options to purchase 108,750 shares and 102,750 shares, respectively, were excluded as the impact of such options was antidilutive. For the three months ended March 31, 2000 Preferred Units totaling 1,988,235 and for the three months ended March 31, 2001 Preferred Shares totaling 1,988,235 were also excluded as the impact of such units was antidilutive.


Recent Accounting Pronouncement
-------------------------------

On June 15, 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133, as amended by FAS 137, "Deferral of the Effective Date of FAS 133," is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is the type of hedge transaction. The adoption of FAS 133 did not have a significant effect on the Company's results of operations or its financial position.

On December 3, 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. SAB 101 was required to be implemented in the fourth fiscal quarter of 2000. SAB 101 did not have a significant effect on the Company's results of operations or its financial position.


Reclassifications
-----------------

Certain 2000 financial statement amounts may have been reclassified to conform to the current year presentation.

NOTE 3 - REAL ESTATE ASSETS
---------------------------

On May 1, 1999, Vinings, through its subsidiaries, acquired thirteen multifamily communities totaling 1,064 units (collectively, the "Portfolio Properties") from seventeen limited partnerships and limited liability companies. Eight of the Portfolio Properties (the "Mississippi Properties") were purchased through subsidiary partnerships of the Operating Partnership. The remaining Portfolio Properties (the "Joint Venture Properties") were purchased through a joint venture structure. (See Note 4.)

In addition, Vinings, through subsidiary partnerships of the Operating Partnership, owns two additional multifamily communities in the metropolitan Atlanta area with 456 units for a total of 1,520 units in ten communities, as well as a 75,000 square foot business center. All of the multifamily communities are encumbered by fixed rate mortgage financing and the business center is security for the line of credit.


NOTE 4 - INVESTMENT IN UNCONSOLIDATED JOINT VENTURE
---------------------------------------------------

On May 1, 1999, Vinings purchased, through a joint venture structure, five apartment communities, totaling 968 units (the "Joint Venture Properties"). The Joint Venture Properties were purchased by nine individual partnerships in each of which Vinings Holdings, Inc., a wholly owned subsidiary of the Trust, owns a
 .1% general partnership interest and Vinings/CMS Master Partnership, L.P., a Delaware limited partnership (the "Joint Venture"), owns a 99.9% limited partnership interest. The Operating Partnership has a .1% general partner interest and a 19.98% limited partner interest in the Joint Venture, for which it paid $1,705,100. The remaining limited partnership interests in the Joint Venture are held by an unaffiliated third party.

Vinings accounts for its investment in the Joint Venture using the equity method of accounting. The following is a summary of the results of operations of the Joint Venture and Vinings' share of the equity in the loss from the Joint Venture for the three months ended March 31, 2001:

                                                    For the three
                                                     months ended
                                                    March 31, 2001
                                                    ---------------

Revenues                                              $1,507,278
                                                     ------------

Expenses:
     Property operating and maintenance                  723,314
     General and administrative                           13,028
     Depreciation and amortization                       385,156
     Interest expense                                    858,856
                                                     ------------
         Total Expenses                                1,980,354
                                                     ------------

Net loss                                                (473,076)

     Vinings' equity percentage                              20%
                                                     ------------

Vinings' equity in loss of unconsolidated
     Joint Venture                                    $  (94,615)
                                                     ============

Distributions received by Vinings from
    Joint Venture
                                                            -
                                                     ============

Cash flows provided by operating activities           $ (104,057)
                                                     ============

Cash flows used in investing activities               $  (41,690)
                                                     ============

Cash flows used in financing activities               $  (57,794)
                                                     ============

The following summarizes the balance sheet of the Joint Venture as of March 31, 2001:


  Real estates assets, net of accumulated depreciation    $44,533,837
  Cash and other assets                                     1,257,624
                                                          -----------
            Total assets                                  $45,791,461
                                                          ===========

  Mortgage notes payable                                  $38,874,197
  Other liabilities                                           783,131
                                                          -----------
      Total liabilities                                    39,657,328
                                                          -----------

  Capital - Vinings                                         1,226,907
  Capital - Other                                           4,907,226
                                                          -----------
      Total capital                                         6,134,133
                                                          -----------
            Total liabilities and capital                 $45,791,461
                                                          ===========

Mortgage notes payable held by the Joint Venture are non-recourse fixed rate notes secured by the individual properties. All of the notes except one are insured by the U.S. Department of Housing and Urban Development ("HUD") and, therefore, distributions from the properties are subject to "surplus cash" as defined by HUD. The maturity dates of the notes payable range from June 2007 to November 2037 and interest rates range from 8.00% to 8.75%.


NOTE 5 - SHAREHOLDERS' EQUITY AND PREFERRED PARTNERSHIP INTERESTS
-----------------------------------------------------------------

On April 29, 1999, the Operating Partnership offered, in a private transaction pursuant to a Securities Purchase Agreement (the "Purchase Agreement"), Series A Convertible Preferred Partnership interests (the "Preferred Units"). A total of 1,988,235 Preferred Units were issued for an aggregate purchase price of $8,450,000. The Operating Partnership used the proceeds of the sale of the Preferred Units to pay the cash consideration for the Operating Partnership's interests in the property partnerships that acquired the Mississippi Properties, and its interest in the Joint Venture. (See Notes 3 and 4.)

Effective April 1, 2000, 100% of the 1,988,235 Preferred Units were exchanged for Series A Convertible Preferred Shares of the Trust (the "Preferred Shares") having substantially the same rights, preferences and privileges as the Preferred Units. The holders of Preferred Shares are entitled to receive cumulative preferential cash distributions at the per annum rate of $0.4675 per Preferred Share. Upon the occurrence of certain triggering events, the holders of Preferred Shares are entitled to receive, in addition to an amount equal to any accumulated and unpaid distributions on such holder's Preferred Shares, a liquidation preference of $4.46 per Preferred Share.

Under certain circumstances, the holders of Preferred Shares may convert any part or all of such Preferred Shares into common shares. In lieu of converting Preferred Shares into common shares, the Trust, in its sole discretion, may satisfy its conversion obligations through certain cash payments, as further set forth in the Certificate of Designation relating to the terms of the Preferred Shares and the Declaration of Trust.

Generally, the holders of Preferred Shares do not have the right to vote on any matter on which any of the holders of common shares may vote. The holders of Preferred Shares do, however, have the right to vote as a separate class of shareholders on certain transactions including, without limitation, certain authorizations and issuances of preferred shares designated as ranking senior to the Preferred Shares, certain amendments to the Declaration of Trust, and certain sales or other dispositions of assets of the Trust or the Operating Partnership, certain mergers or consolidations of the Trust or the Operating Partnership, and transactions that result in the liquidation of the Trust or the Operating Partnership.

As of March 31, 2001, a total of 1,988,235 Preferred Shares were outstanding. In addition, as of March 31, 2001 a total of $417,529 had been accrued as a liquidation preference on the Preferred Shares.

NOTE 6 - NOTES PAYABLE
----------------------

Mortgage Notes Payable
----------------------

Mortgage notes payable were secured by the following apartment communities at March 31, 2001 and December 31, 2000, as follows:

                                                       Fixed interest rate       Balance as of:         Balance as of:
                                      Maturity            as of 3/31/01              3/31/01              12/31/00
        ------------------------ -------------------- ----------------------     ----------------     -----------------
        Cottonwood                    10/01/2036              8.875%               $ 4,661,965          $ 4,666,546
        Delta Bluff                   08/01/2036              9.25 %                 6,176,860            6,182,456
        Foxgate I                     06/01/2037              8.50 %                 6,566,448            6,573,142
        Hampton House                 08/01/2037              8.50 %                 5,143,457            5,148,819
        Heritage Place                10/01/2036              8.75 %                 3,126,672            3,129,845
        Northwood                     06/01/2034              8.75 %                 4,456,039            4,461,640
        River Pointe                  01/01/2037              8.625%                 5,952,255            5,958,353
        Trace Ridge                   07/01/2036              8.50 %                 5,302,002            5,307,867
        The Thicket                   07/01/2003              9.04 %                 7,114,332            7,132,347
        Windrush                      07/01/2024              7.50 %                 6,154,553            6,181,194
                                                                                  ---------------    ------------------
             Total                                                                 $54,654,583          $54,742,209
                                                                                  ===============    ==================


All of the notes except The Thicket are insured by HUD and, therefore, distributions from the properties are subject to "surplus cash" as defined by HUD.

Scheduled maturities of the mortgage notes payable as of March 31, 2001 are as follows:

                          2001                   $   274,166
                          2002                       393,425
                          2003                     7,314,761
                          2004                       367,596
                          2005                       399,132
                          Thereafter              45,905,503
                                                -------------
                          Total                  $54,654,583
                                                =============
Line of Credit
--------------

On April 27, 1999 Vinings obtained a line of credit in the amount of $2,000,000 from a financial institution. The line of credit is secured by Peachtree Business Center. The interest rate on the line of credit is one percent over prime as announced by the bank from time to time, which was 8.00% at March 31, 2001. The principal balance of the line of credit as of March 31, 2001 and December 31, 2000 was $2,000,000 and $1,864,990, respectively. The line of credit matured on April 30, 2001 and was renewed until March 15, 2002.


NOTE 7 - RELATED PARTY TRANSACTIONS
-----------------------------------

Vinings has entered into management agreements with VIP Management, LLC ("VIP"), an affiliate of the officers, who are also Trustees of Vinings, to provide property management services for a fee equal to 3.5% of gross revenues, plus a fee for data processing on all of the multifamily communities and 5% of gross revenues on the business center. In addition, effective July 1, 2000, VIP has administered the Trust for an advisory fee equal to 1 1/2% of gross revenues, including the revenues from the Joint Venture Properties. The advisory fee is in lieu of reimbursing VIP for all overhead, salaries and other indirect costs attributable to the Trust's operations, which were paid prior to July 1, 2000.

The following table reflects payments made to VIP:

                                                        Three months ended
                                                             March 31,
                                                 -------------------------------
                                                       2001              2000
                                                 ----------------- -------------

Vinings
     Management fees                              $  100,797        $  103,286
     Data processing fees                             16,416            16,416
     Overhead reimbursements                              -             94,921
      Advisory fee                                    65,006               -
                                                 ----------------- -------------
          Total                                     $182,219          $214,623
                                                 ================= =============

Joint Venture
     Management fees                              $  32,146         $  35,427
     Data processing fees                            14,520            14,520
                                                 ----------------- -------------
           Total                                  $  46,666         $  61,625
                                                 ================= =============

Effective March 1, 2000, 628,927 common shares of Vinings were purchased in a privately negotiated transaction by the officers of Vinings, an affiliate of the officers and an affiliate of one of the Trustees of Vinings from a limited number of shareholders, which included three of the Trustees and certain of their affiliates (the "Stock Transaction"). In connection with the Stock Transaction, the three selling Trustees -- James D. Ross, Martin H. Petersen and Gilbert H. Watts, Jr. -- resigned from the Board of Trustees.

On March 15, 2000, the Board of Trustees voted to waive the ownership limitations in Vinings' Declaration of Trust with respect to shareholders acquiring shares in the Stock Transaction, as well as with respect to certain holders of Preferred Shares.


NOTE 8 - DISTRIBUTIONS
----------------------

Vinings did not declare or pay any dividends on its common shares during the three months ended March 31, 2000 or 2001.

Effective April 1, 2000, Vinings exchanged all of the Preferred Units for Preferred Shares. (See Note 5). The holders of Preferred Shares are entitled to receive cumulative preferential cash dividends at the per annum rate of $0.4675 per Preferred Share. For the three months ended March 31, 2001, Vinings paid dividends totaling $232,376 to Preferred Shareholders.


NOTE 9 - LEASING ACTIVITY
-------------------------

The following is a schedule of future minimum rents due under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of March 31, 2001, at Peachtree:


                         2001                $380,184
                         2002                 253,073
                         2002                  45,018
                                            ----------
                         Total               $678,275
                                            ==========

One tenant generated 78% of Peachtree's revenues for the period ended March 31, 2001. The same tenant accounts for 95% of the future minimum lease payments.


NOTE 10 - CONTINGENCIES
-----------------------

Vinings is, from time to time, subject to various claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of these matters will not have a material adverse effect on the financial position or results of operations of Vinings.

NOTE 11 - SUPPLEMENTAL CASH FLOW INFORMATION
--------------------------------------------

Vinings paid interest of $1,226,204 and $1,230,593 for the three months ended March 31, 2001 and 2000, respectively.


NOTE 12 - DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
--------------------------------------------------------------

Based on interest rates and other pertinent information available to Vinings as of March 31, 2001 and December 31, 2000, the Trust estimates that the carrying value of cash and cash equivalents, the mortgage notes payable, the line of credit, and other liabilities approximate their fair values when compared to instruments of similar type, terms and maturity.

Disclosure about fair value of financial instruments is based on pertinent information available to management as of March 31, 2001 and December 31, 2000. Although management is not aware of any factors that would significantly affect its estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since March 31, 2001.


NOTE 13 - 1997 STOCK OPTION AND INCENTIVE PLAN
----------------------------------------------

Vinings' 1997 Stock Option and Incentive Plan (the "Plan") provides incentives to officers, employees, Trustees, and other key persons including the grant of share options, share appreciation rights, restricted and unrestricted share awards, performance share awards, and dividend equivalent rights. Under the Plan, the maximum number of shares that may be reserved and available for issuance is 10% of the total number of outstanding shares at any time plus 10% of the number of Units outstanding at any time that are subject to redemption rights. As of March 31, 2001, the total number of shares authorized for issuance under the Plan was 132,305. Options granted under the Plan expire ten years from the date of grant.

During 1998 and 1997, Vinings granted non-qualified share options to the officers, Trustees and certain key persons. The options vested in full after one year from the date of the grant. A total of 26,000 options were granted in 1997, which have an exercise price of $5.00 per share as compared to a fair value of $4.56 per share on the date of the grant. Of the options granted in 1998, 75,250 have an exercise price of $4.00 per share as compared to a fair value of $3.63 on the date of the grant and 1,500 have an exercise price of $4.75 per share, which was equal to the fair value on the date of grant. There were no options granted during 1999, 2000 or 2001.

On July 1, 1998, Vinings awarded 20,000 shares of restricted stock to the officers and certain trustees (the "Restricted Stock"), representing a total value of $80,000 (based on the fair market value of a share of the Trust on the award date) which was reflected in compensation expense and shareholders' equity in 1998. The Restricted Stock was awarded as compensation for services to the Trust provided by such officers and Trustees as well as by The Vinings Group.


NOTE 14 - SUBSEQUENT EVENT
--------------------------

On May 10, 2001, the Board of Trustees of Vinings announced that it had approved a proposal to effect a 1-for-1000 reverse share split of both its common shares and Series A Convertible Preferred Shares. Each holder of common shares who, as a result of the reverse share split, would otherwise receive a fractional common share will be entitled to receive an equivalent amount of cash based upon a pre-split price per common share of $3.20. The Board arrived at this price after considering the advice and a fairness opinion from an independent financial advisor. Fractional preferred shares will be issued as a result of the reverse share split.

The Board of Trustees approved the reverse share split as a strategy for reducing the number of registered common shareholders below 300, which would provide Vinings the option to cease public registration of its common shares. The reverse share split is structured as a "going private" transaction within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934 because it is intended to, and, if completed, will likely result in the termination of Vinings' reporting requirements under the Exchange Act. Vinings will be requesting that its shareholders ratify the Board's decision at the 2001 Annual Meeting of Shareholders currently scheduled for June 27, 2001.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

Vinings Investment Properties Trust ("Vinings" or the "Trust") was organized on December 7, 1984 as a mortgage real estate investment trust ("REIT") whose original plan was to liquidate within approximately ten years. On February 28, 1996, Vinings Investment Properties, Inc. completed a tender offer to acquire control of the Trust in order to rebuild Vinings' assets by expanding into the multifamily real estate markets through the acquisition of garden style apartment communities that are leased to middle-income residents. Effective July 1, 2000 Vinings no longer qualifies as a REIT for federal income tax purposes and will be taxed as a corporation. (See Note 2 to Vinings' March 31, 2001 consolidated financial statements.)

Vinings currently conducts all of its operations through Vinings Investment Properties, L.P., a Delaware limited partnership (the "Operating Partnership"). As of March 31, 2001, the Trust was the sole 1% general partner and an 91.81% limited partner in the Operating Partnership, controlling 81.16% of the common partnership interests and 100% of the preferred partnership interests (See Note 5 to Vinings' March 31, 2001 consolidated financial statements.)

The following discussion and analysis of the financial condition and results of operations should be read in conjunction with the accompanying consolidated financial statements of Vinings and the notes thereto.


RESULTS OF OPERATIONS

Rental and other property revenues decreased $43,599 or 2%, from $2,866,766 for the three months ended March 31, 2000 to $2,823,167 for the same period in 2001. This decrease is due to a decline in certain market conditions in Mississippi, which has resulted in a decrease in occupancy and revenues at three properties.

Other income increased $2,237 or 18%, from $12,620 for the three months ended March 31, 2000 to $14,857 for the same period in 2001. This increase is all attributable to interest earned on cash balances.

Property operating and maintenance expenses increased $65,829 or 6%, from $1,103,341 for the three months ended March 31, 2000 to $1,169,170 for the same period in 2001. This is due primarily to the following: (1) increased utilities expense at a number of properties; (2) increased property and liability insurance for the entire portfolio; (3) increased maintenance and repairs at Windrush, an older community; and (4) increased real estate taxes as the result of a reassessment of property values in Long Beach, Mississippi.

Depreciation and amortization increased by $8,169, or 1%, from $563,408 for the three months ended March 31, 2000 to $571,577 for the same period in 2001 due to depreciation on additional capital expenditures.

Amortization of deferred financing costs decreased by $6,060, or 35%, from $17,536 for the three months ended March 31, 2000 to $11,476 for the same period in 2001 due to additional costs associated with the line of credit in 1999, which were amortized through April 2000.

Interest expense decreased $3,505, or 0.3%, from $1,289,235 for the three months ended March 31, 2000 to $1,285,730 for the same period in 2001. This decrease is due to mortgage amortization, which was partially offset by rising interest rates on the line of credit.

General and administrative expense decreased $60,970, or 32%, from $187,812 for the three months ended March 31, 2000 to $126,842 for the same period in 2001. This decrease consists of: (1) overhead allocations and advisory fees paid to VIP totaling $29,915; (2) office expense totaling $16,764; (3) professional fees totaling $10,450; (4) investor relations expense totaling $2,327; (5) travel expense totaling $1,469.

LIQUIDITY AND CAPITAL RESOURCES

Net cash provided by operating activities increased $455,386 from net cash used by operating activities of $370,855 for the three months ended March 31, 2000 to net cash provided by operating activities of $84,531 for the same period in 2001. This increase is due primarily to the conversion of all of the Preferred Units to Preferred Shares. During the first quarter of 2000, distributions totaling $464,750 were paid by the Operating Partnership to holders of Preferred Units, thus reducing operating cash flow.

Net cash used in investing activities increased $42,655 from $37,779 for the three months ended March 31, 2000 to $80,434 for the same period in 2001. This increase is due to additional capital expenditures made in the first quarter of 2001.

Net cash used by financing activities increased $512,881 from net cash provided by financing activities of $64,401 for the three months ended March 31, 2000 to net cash used by financing activities of $448,480 for the same period in 2001. This increase is due primarily to: (1) the conversion of the Preferred Units to Preferred Shares and distributions paid on those shares totaling $464,749; (2) deferred financing costs totaling $19,000; (3) principal payments made on mortgage notes payable totaling $7,042; and (4) the redemption of minority interests of unitholders in the Operating Partnership totaling $7,112. These uses were offset by fewer borrowings on the line of credit, which totaled $14,990.

The cash held by Vinings at March 31, 2001, plus the cash flow from Vinings' assets, is expected to provide sources of liquidity to allow Vinings to meet current operating obligations excluding the distributions on the Preferred Shares. While Vinings has been able to pay currently the preferred distributions, Vinings may not have sufficient cash flow from operations to make future distributions on the Preferred Shares. This is due to a slight decline in revenues and the less than anticipated distributions from the Joint Venture. In addition, as of March 31, 2001 Vinings' line of credit was fully drawn. For more information regarding the Trust's line of credit, see Note 6 to Vinings' March 31, 2001 Consolidated Financial Statements. However, Vinings continues its efforts to increase revenues as well as decrease its general and administrative expenses. In addition, management has explored financing alternatives, as well as announced plans to have its shareholders ratify a reverse share split in order to effect a going private transaction, which will further reduce the Trust's administrative overhead expenses. There can be no assurance, however, that sufficient cash flow will be generated from the Trust's operations.


PROPOSED REVERSE SHARE SPLIT

On May 10, 2001, the Board of Trustees of Vinings announced that it had approved a proposal to effect a 1-for-1000 reverse share split of both its common shares and Series A Convertible Preferred Shares. Each holder of common shares who, as a result of the reverse share split, would otherwise receive a fractional common share will be entitled to receive an equivalent amount of cash based upon a pre-split price per common share of $3.20. The Board arrived at this price after considering the advice and a fairness opinion from an independent financial advisor. Fractional preferred shares will be issued as a result of the reverse share split.


The Board of Trustees approved the reverse share split as a strategy for reducing the number of registered common shareholders below 300, which would provide Vinings the option to cease public registration of its common shares. The reverse share split is structured as a "going private" transaction within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934 because it is intended to, and, if completed, will likely result in the termination of Vinings' reporting requirements under the Exchange Act. Vinings will be requesting that its shareholders ratify the Board's decision at the 2001 Annual Meeting of Shareholders.

SELECTED QUARTERLY FINANCIAL INFORMATION
For the three                     Net rental income           Net operating income           Net income (loss)
months ended:                    Total       Per share         Total      Per share        Total        Per share
----------------------        ------------   -----------    ------------   -----------   ------------    -----------

March 31, 2001                 $2,823,167      $2.11         $1,653,997      $1.23        $(537,663)      $(0.49)

December 31, 2000              $2,906,374      $2.16         $1,768,816      $1.32        $(429,992)      $(0.39)

September 30, 2000             $2,955,826      $2.20         $1,761,326      $1.31        $(407,009)      $(0.37)

June 30, 2000                  $2,972,445      $2.21         $1,867,640      $1.39        $(391,525)      $(0.36)

March 31, 2000                 $2,866,766      $2.13         $1,763,425      $1.31        $(559,171)      $(0.51)

December 31, 1999              $2,933,495      $2.18         $1,737,527      $1.29        $(587,565)      $(0.53)

September 30, 1999             $3,061,123      $2.28         $1,887,794      $1.41        $(456,822)      $(0.42)

June 30, 1999                  $2,275,826      $1.69         $1,429,293      $1.06        $(267,579)      $(0.24)

March 31, 1999                 $1,038,763      $0.77          $ 641,214      $0.48           $2,716        $0.00


OTHER MATTERS
-------------

The Board does not know of any matters other than those described in this Proxy Statement that will be presented at the annual meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   Appendix A



                              RONALD WHITMAN WEISS
                                 737 PARK AVENUE
                            NEW YORK, NEW YORK 10021
                                 (212) 535-2077

March 8, 2001

Board of Directors
Vinings Investment Properties Trust
2839 Paces Ferry Road
Atlanta, GA 30339-5704

Gentlemen:

     We have been asked to up-date our evaluations of the value of Vinings' share price, as of the year ending December 31, 2000. The best measure of share market value for any public company, is the currently traded price per share on the open market. Even when the trading market is thin, as in this instance, it is still indicative of the value that these shares would command if liquidation took place. The market price of Vinings' stock had shown wide fluctuations during the past twelve-month period, and during the latter part of December, VIPIS shares traded at their lowest point, below $2.00 per share. Therefore, we concluded that a fair market price valuation would be in a range between $2.00 and $2.25 per share.

     Although, Book Value or Net Asset Value, is not always a good measure for a public company, it is more appropriate for a real estate investment trust, than most other publicly owned companies. In this instance, after an allowance for accumulated depreciation, the net share value can still be approximated at $3.25.

     Earnings per share and price earnings ratios, are not viable methods for estimating a share value for a real estate owning company, for the reasons stated. Cash flow and/or Adjusted Funds from Operations, is a much truer approximation. An analysis of comparable AFFO multiples, from other real estate investment trusts in Vinings' peer group, indicates that an appropriate fair market value based upon AFFO Multiples, would still be in a range between $2.90 and $3.25 per share.

     Finally, an estimate based upon net value of the underlying real estate owned by Vinings, is another excellent indication for the fair per share market value for the Vinings stock. In lieu of appraisals for each of the individual properties, we previously used a capitalized net operating income model, based upon the gross income for the latest verified twelve month period, which we had prior to year end December 31, 2000. The actual year end rent and expense numbers, reported to us at this time by the company, showed that gross possible rents and net operating income, had both been over-stated in our original evaluation, and reduced by the year end.

     Therefore, as indicated in the attached valuation, including the joint venture equity, a capitalization of the actual year-end net operating income would indicate a lower revised approximate per share value of $2.66.

     All of these factors indicate that we should revise our estimate of per share value to a lower range than our original December 15, 2000, opinion of $3.25, to a range between $2.66 and $3.25 per share. This produces an average per share value of approximately $3.00 per share, as of the year-end, December 31, 2000.


     We hereby consent to the inclusion of the fairness opinion and its description and the report to the Board of Trustees in all required filings with the Securities and Exchange Commission, including without limitation a Proxy Statement and Schedule 13E-3 relating to the transaction.




                                                     Very truly yours,

                                                     /s/ Ronald Whitman Weiss
                                                     ------------------------
                                                     Ronald Whitman Weiss

                                   Appendix B



                  FIRST AMENDMENT TO CERTIFICATE OF DESIGNATION
           CLASSIFYING AND DESIGNATING A SERIES OF PREFERRED SHARES AS
                      SERIES A CONVERTIBLE PREFERRED SHARES
                     OF VININGS INVESTMENT PROPERTIES TRUST

     Vinings Investment Properties Trust, a Massachusetts Business Trust (the "Trust"), hereby certifies as follows:

     FIRST: That the Certificate of Designation Classifying and Designating the Series A Convertible Preferred Shares of the Trust (the "Certificate of Designation") is hereby amended by:

     (A) inserting the following sentence immediately after the first sentence of Section 3(a):

          "In the event the Trust combines its outstanding Series A Convertible Preferred Shares into a smaller number of Series A Convertible Preferred Shares by way of a reverse share split and in connection therewith issues the fractional Series A Convertible Preferred Shares resulting from the combination in lieu of redeeming such fractional shares for cash or other consideration, the per annum dividend rate in effect at the opening of business on the day following the day on which such combination becomes effective shall be adjusted so that the holder of any Series A Convertible Preferred Shares shall be entitled to receive with respect to the Series A Convertible Preferred Shares held immediately after such combination the same aggregate amount of cash dividends payable with respect to the Series A Convertible Preferred Shares held by such holder immediately prior to such combination."

     (B) inserting the following sentence immediately after the first sentence of Section 4(a):

          "In the event the Trust combines its outstanding Series A Convertible Preferred Shares into a smaller number of Series A Convertible Preferred Shares by way of a reverse share split and in connection therewith issues the fractional Series A Convertible Preferred Shares resulting from the combination in lieu of redeeming such fractional shares for cash or other consideration, the Liquidation Preference per Series A Convertible Preferred Share in effect at the opening of business on the day following the day on which such combination becomes effective shall be adjusted so that the holder of any Series A Convertible Preferred Shares shall be entitled to receive with respect to the Series A Convertible Preferred Shares held immediately after such combination the same aggregate Liquidation Preference payable following a Triggering Event with respect to the Series A Convertible Preferred Shares held by such holder immediately prior to such combination."

     SECOND: This First Amendment to the Certificate of Designation of the Trust was duly approved by the Board of Trustees of the Trust on May 4, 2001 and was duly approved by the shareholders of the Trust at the 2001 Annual Meeting of Shareholders held on June 27, 2001.

     In witness whereof, this First Amendment to Certificate of Designation has been executed on behalf of the Trust by its President and attested by its Secretary on the __ day of _______, 2001.

                            VININGS INVESTMENT PROPERTIES TRUST,
                            a Massachusetts Business Trust


                            By:   /s/ Peter D. Anzo
                            ------------------------
                            Name:     Peter D. Anzo
                            Title:    President


                            By:   /s/ Stephanie A. Reed
                            ---------------------------
                            Name:     Stephanie A. Reed
                            Title:    Secretary

                                        Preliminary Copy, Subject to Completion
                                                           Dated July 16, 2001


PROXY
(COMMON SHARES)




                       VININGS INVESTMENT PROPERTIES TRUST




                  PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                           to be held on ______, 2001

The undersigned hereby constitutes and appoints Peter D. Anzo and Stephanie A. Reed, and each of them singly, as Proxies of the undersigned, with full power to appoint his or her substitute, and authorizes each of them to represent and vote all common shares of beneficial interest of Vinings Investment Properties Trust held of record as of the close of business on July 27, 2001, at the 2001 Annual Meeting of Shareholders of Vinings to be held at 2839 Paces Ferry Road, Suite 1170, Atlanta, Georgia 30339, at 10:00 a.m. local time, on _________, ________,
2001, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN PROPOSAL 1 AND PROPOSAL 2 AND "FOR" THE ELECTION OF THE FIVE NOMINEES FOR TRUSTEES. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF TRUSTEES' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement and Vinings' Annual Report to Shareholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

               THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF
                       VININGS INVESTMENT PROPERTIES TRUST


        PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

                        DO NOT FORGET TO DATE YOUR PROXY.

PLEASE SIGN NAME EXACTLY AS SHOWN. WHERE THERE IS MORE THAN ONE HOLDER, EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION OR PARTNERSHIP, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED PERSON, STATING HIS OR HER TITLE OR AUTHORITY.

--------
   X     PLEASE MARK VOTE
         AS IN THIS EXAMPLE
--------


COMMON SHARES
-------------


     PROPOSAL 1. To approve a proposal to ratify a 1-for-1,000 reverse share split of Vinings' common shares of beneficial interest and Series A Convertible Preferred Shares of beneficial interest.

               --------                 --------                 -------
        FOR                   AGAINST                 ABSTAIN
               --------                 --------                 -------



     PROPOSAL 2. To approve the First Amendment to the Certificate of Designation Classifying and Designating a Series of Preferred Shares as Series A Convertible Preferred Shares of Vinings, which approval is a condition to the implementation of the reverse share split.


              --------                 --------                 -------
        FOR                   AGAINST                 ABSTAIN
              --------                 --------                 -------




     PROPOSAL 3. Proposal to elect five trustees, each to serve for a one year term until the election and qualification of his or her successor.

     NOMINEES: PETER D. ANZO, STEPHANIE A. REED, PHILL D. GREENBLATT, HENRY HIRSCH AND JOHN CHRISTY.


              --------                 --------       FOR ALL   -------
        FOR                   AGAINST                 EXCEPT
              --------                 --------                 -------




IF YOU DO NOT WISH YOUR SHARES VOTED FOR A PARTICULAR NOMINEE, MARK THE FOR ALL EXCEPT BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).


                                  PLEASE BE SURE TO SIGN AND DATE THIS PROXY

                         DATE:    ______________________________________________
                 SIGNATURE(S):    ______________________________________________
                                  ______________________________________________

                     CHANGE OF    ______________________________________________
                      ADDRESS?    ______________________________________________
                                  ______________________________________________

                                         Preliminary Copy, Subject to Completion
                                                            Dated July 16, 2001

PROXY
(SERIES A CONVERTIBLE PREFERRED SHARES)





                       VININGS INVESTMENT PROPERTIES TRUST




                  PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                            to be held on _____, 2001

The undersigned hereby constitutes and appoints Peter D. Anzo and Stephanie A. Reed, and each of them singly, as Proxies of the undersigned, with full power to appoint his or her substitute, and authorizes each of them to represent and vote all preferred shares of beneficial interest of Vinings Investment Properties Trust held of record as of the close of business on July 27, 2001, at the 2001 Annual Meeting of Shareholders of Vinings to be held at 2839 Paces Ferry Road, Suite 1170, Atlanta, Georgia 30339, at 10:00 a.m. local time, on _________, _______, 2001, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF TRUSTEES' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement and Vinings' Annual Report to Shareholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

               THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF
                       VININGS INVESTMENT PROPERTIES TRUST


        PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

                        DO NOT FORGET TO DATE YOUR PROXY.

PLEASE SIGN NAME EXACTLY AS SHOWN. WHERE THERE IS MORE THAN ONE HOLDER, EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION OR PARTNERSHIP, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED PERSON, STATING HIS OR HER TITLE OR AUTHORITY.

--------
   X     PLEASE MARK VOTE
         AS IN THIS EXAMPLE
--------



SERIES A CONVERTIBLE PREFERRED SHARES
-------------------------------------

     PROPOSAL 1. To approve a proposal to ratify a 1-for-1,000 reverse share split of Vinings' common shares of beneficial interest and Series A Convertible Preferred Shares of beneficial interest.


              --------                 --------                 -------
        FOR                   AGAINST                 ABSTAIN
              --------                 --------                 -------




     PROPOSAL 2. To approve the First Amendment to the Certificate of Designation Classifying and Designating a Series of Preferred Shares as Series A Convertible Preferred Shares of Vinings, which approval is a condition to the implementation of the reverse share split.

              --------                 --------                 -------
        FOR                   AGAINST                 ABSTAIN
              --------                 --------                 -------




                                  PLEASE BE SURE TO SIGN AND DATE THIS PROXY

                         DATE:    ______________________________________________
                 SIGNATURE(S):    ______________________________________________
                                  ______________________________________________


                     CHANGE OF    ______________________________________________
                      ADDRESS?    ______________________________________________
                                  ______________________________________________